                                      LEASE

                              DATED: AUGUST 4, 2000


                  MASSACHUSETTS INSTITUTE OF TECHNOLOGY, LESSOR

                      TRANSKARYOTIC THERAPIES, INC., LESSEE

                   28 OSBORN STREET, CAMBRIDGE, MASSACHUSETTS

                                TABLE OF CONTENTS


1.0      REFERENCE DATA..............................................  5

2.0      PREMISES; COMMON AREAS......................................  6
         2.1      PREMISES...........................................  6
         2.2      COMMON AREAS.......................................  7
         2.3      FUTURE IMPROVEMENTS BY LANDLORD....................  7

3.0      TERM; COMMENCEMENT DATE; EXTENSION OPTIONS..................  7
         3.1      TERM; COMMENCEMENT DATE............................  7
         3.2      EXTENSION OPTIONS..................................  7

4.0      RENT........................................................  8
         4.1      PAYMENT OF RENT....................................  8
         4.2      DETERMINATION OF FAIR MARKET RENT..................  9
         4.3      ADJUSTMENT TO BASE RENT............................ 10

5.0      PERMITTED USES.............................................. 10

6.0      TAXES; OPERATING EXPENSES; ELECTRICITY...................... 10
         6.1      TAXES.............................................. 10
         6.2      OPERATING EXPENSES................................. 11
         6.3      PAYMENT OF OPERATING EXPENSES...................... 14
         6.4      PAYMENT OF TAXES................................... 15
         6.6      ABATEMENTS BY LESSOR; ALLOCATIONS.................. 16

7.0      INSURANCE................................................... 16
         7.1      COMMERCIAL GENERAL LIABILITY INSURANCE............. 16
         7.2      PROPERTY INSURANCE................................. 16
         7.3      CERTIFICATE OF INSURANCE........................... 17



         7.4      LESSOR'S INSURANCE................................. 17
         7.5      WAIVER OF SUBROGATION.............................. 17
         7.6      WAIVER OF RIGHTS................................... 18

8.0      ASSIGNMENT AND SUBLETTING................................... 18

9.0      PARKING..................................................... 21

10.0     LATE PAYMENT OF RENT........................................ 22

11.0     LESSEE'S COVENANTS.......................................... 22

12.0     CONSTRUCTION................................................ 27

13.0     CASUALTY AND EMINENT DOMAIN................................. 27

14.0     DEFAULTS; REMEDIES.......................................... 29
         14.1     DEFAULTS; EVENTS OF DEFAULT........................ 29
         14.2     TERMINATION........................................ 30
         14.3     SURVIVAL OF COVENANTS.............................. 30
         14.7     FURTHER REMEDIES................................... 32

15.0     REAL ESTATE BROKER.......................................... 33

16.0     NOTICES..................................................... 33

17.0     NO WAIVERS.................................................. 34

18.0     MANAGEMENT OF THE BUILDING.................................. 34

19.0     SIGNS....................................................... 34



20.0     LESSEE'S RIGHT TO TERMINATE EXISTING LEASE.................. 35

21.0     CONDITION PRECEDENT......................................... 35

22.0     QUIET ENJOYMENT; GROUND LEASES; MORTGAGES................... 35
         22.1     QUIET ENJOYMENT.................................... 35
         22.2     RIGHTS OF GROUND LESSORS AND MORTGAGEES............ 35
         22.3     LEASE SUBORDINATE.................................. 35

23.0     SECURITY DEPOSIT............................................ 36

24.0     NOTICE OF LEASE; ESTOPPEL CERTIFICATES...................... 38

25.0     HOLDING OVER................................................ 38

26.0     LESSOR'S AGREEMENTS REGARDING ENVIRONMENTAL MATTERS......... 38

27.0     FORCE MAJEURE............................................... 38

28.0     ENTIRE AGREEMENT............................................ 39

29.0     APPLICABLE LAW, SEVERABILITY AND CONSTRUCTION............... 39

30.0     SUCCESSORS AND ASSIGNS...................................... 39

31.0     AUTHORITY................................................... 39


EXHIBIT A:  Plan of the Premises

EXHIBIT B:  Description of the Land

EXHIBIT C:  Work Letter

EXHIBIT D:  Lessor's Services

EXHIBIT E:  Lessee's Services

EXHIBIT F:  Permitted Floor Load

EXHIBIT G:  Schedule of Lessor's Working Drawings Approved by Lessee

                                      LEASE

Dated:  August 4, 2000


        THIS LEASE is made as of this 4th day of August, 2000 by and between MASSACHUSETTS INSTITUTE OF TECHNOLOGY, a Massachusetts educational corporation with a place of business at 238 Main Street, Cambridge, Massachusetts 02142 ("LESSOR"), and TRANSKARYOTIC THERAPIES, INC., a Delaware corporation with a principal place of business at 195 Albany Street, Cambridge, Massachusetts 02139 ("LESSEE").

1.0     REFERENCE DATA.  The following terms shall have the definitions set forth in this Section 1.0:

PREMISES:                 The entire Building located at 28 Osborn Street,
                          Cambridge Massachusetts

RENTAL AREA OF
PREMISES:                 180,807 square feet of Rental Area shown as Tenant
                          Area A containing 139,900 square feet and Tenant Area
                          B containing 40,907 square feet on EXHIBIT A hereto.
                          As used herein the term "Rental Area" shall mean space available for rental in the Building.

RENTAL AREA OF
BUILDING:                 180,807 square feet of Rental Area as shown on EXHIBIT
                          A hereto

LAND: The parcel of land on which the Building is located, as described on EXHIBIT B attached hereto

TERM: A term commencing on the Commencement Date (as defined in the Work Letter attached as Exhibit C) and terminating at midnight on the day immediately preceding the tenth anniversary of the Commencement Date, with two (2) options to extend for an additional five (5) Lease Years

ESTIMATED
COMMENCEMENT DATE:        The fourth quarter of calendar 2001

BASIC RENT:               For each Lease Year as follows:

                          For the first five years of the Term: $37.00 per square foot of Rental Area per Lease Year ($6,689,859 per Lease Year)

                          For the second five years of the Term: $42.00 per square foot of Rental Area per Lease Year ($7,593,894 per lease year)

                          Basic Rent may be pro rated as set forth in Section
                          4.1 and may be adjusted as set forth in Section 4.3.

EXTENSION TERM:           As provided in Section 3.2

LESSEE'S SHARE:
(OPERATING EXPENSES)      100%

LESSEE'S SHARE
(TAXES)                   100%

SECURITY DEPOSIT:         $7,680,000 as provided in Section 23.0

PERMITTED USE:            Office, Laboratory, Research and Development

LESSEE'S
REPRESENTATIVE:           Michael Astrue

2.0      PREMISES; COMMON AREAS.

         2.1 PREMISES. Lessor hereby LEASES unto Lessee, the Premises together with the benefit of, and subject to (as the case may be) all rights, easements, covenants, conditions, encumbrances, encroachments and restrictions of record as of the date of this Lease. Lessor shall have the right, without the necessity of obtaining Lessee's consent thereto or joinder therein (but subject to the terms of Section 22.3 below), to grant, permit, or enter into during the term of this Lease such additional rights, easements, covenants, conditions, encumbrances, encroachments and restrictions with respect to the Land as Lessor may deem appropriate, PROVIDED THAT no such rights, easements, covenants, conditions, encumbrances, encroachments or restrictions shall materially adversely affect Lessee's use of the Premises for the Permitted Use. At any time during which Lessee is not the lessee of the entire Building, Lessor hereby reserves the right to maintain, use, repair and replace pipes, ducts, wires, meters and any other equipment, machinery, apparatus and fixtures located within the Premises. Lessee, its employees and invitees shall have access to the Premises at all times; provided that, if Lessor recaptures a portion of the Premises, such access shall be subject to Lessor's reasonable security procedures. Lessee shall be permitted to operate its business in the Premises outside of the Building hours (as set forth in Paragraph 1 of EXHIBIT D attached hereto), but if Lessor is managing the Building, Lessee shall pay to Lessor, as Additional Rent, the cost of supplying services to the Premises, as described on Exhibit D, at times other than such Building hours, such payment to be due and payable no later than thirty (30) days after Lessor gives written notice to Lessee of the amount of such charges.

         2.2 COMMON AREAS. Lessor also grants to Lessee, and Lessee's invitees, the right, in common with others entitled thereto, to use for the purposes for which they were designed, the common facilities of the Building, including but not limited to, all entrances, hallways, elevator foyers, air shafts, elevator shafts and elevators, stairwells and stairs, restrooms, passenger elevators, freight elevator, loading bays, and the "Parking Area" referred to in Section 9.0 below (collectively, the "COMMON AREAS"). The parties acknowledge that unless Lessor recaptures a portion of the Premises during the Term in which event control of the Common Areas will revert to Lessor, this provision shall apply only to the Parking Area.

         2.3 FUTURE IMPROVEMENTS BY LANDLORD. Lessor has informed Lessee that Lessor may construct one or more buildings on the Land in addition to the Building in a manner which will not unreasonably interfere with Lessee's enjoyment of the Premises except for the relocation of parking spaces as provided for in
                  Section 9.0.

3.0      TERM; COMMENCEMENT DATE; EXTENSION OPTIONS.

         3.1 TERM; COMMENCEMENT DATE. The initial term of this Lease (the "INITIAL TERM") shall commence on the "COMMENCEMENT DATE" (as defined in the Work Letter attached hereto as EXHIBIT C), and expire on the day immediately preceding the tenth (10th) anniversary thereof, unless sooner terminated as hereinafter provided. For purposes of this Lease, the phrase "Term" shall mean collectively (a) the Initial Term, and (b) if Lessee duly exercises the "Extension Option," the "Extension Term" (as these phrases are defined in Section 3.2 below). As used in this Lease, "LEASE YEAR" means the twelve (12) month period commencing on the Commencement Date, or a successive twelve
                  (12) month period included in the Term commencing on an anniversary of that date, except that if this Lease is terminated prior to the expiration of the Term, the last Lease Year shall consist of less than twelve (12) months and shall end on the effective date of such termination.

         3.2 EXTENSION OPTIONS. Provided that both (i) an "EVENT OF DEFAULT" (as defined in Section 14.1 below) is not outstanding on the day on which Lessee purports to exercise the Extension Option or prior to the first day of each Extension Term, and
                  (ii) the Lessee named herein and any Lessee Affiliates (as defined in Section 8.0(i)) are actually occupying at least 25% of the Rental Area of the Building as of each of said dates, Lessee shall have the option ("EXTENSION OPTION") to extend the Lease Term of this Lease for two additional periods of five (5) years each (the "EXTENSION TERM(S)"), unless sooner terminated as hereinafter provided, subject to all the terms of this Lease except for the change in Basic Rent as provided in Section 4.2 of this Lease. Lessee shall exercise each Extension Option, if at all, by giving written notice of exercise to Lessor not earlier than twenty (20) months prior to, nor later than eighteen (18) months prior to, the last day of the Initial Lease Term or the first Extension Term as applicable. If Lessee fails to give such notice to Lessor within such time, Lessee shall be deemed to have waived the right to exercise the Extension Option.

4.0      RENT.

         4.1 PAYMENT OF RENT. Lessee shall pay Lessor, without offset or deduction and without previous demand therefor, as items constituting rent (collectively, "RENT"):

                  (a) Basic rent ("BASIC RENT") at the following rates, in equal monthly installments, in advance, commencing on the Commencement Date, and continuing thereafter on the first day of each calendar month or portion thereof during the Term :

                           (i)      For the Initial Term: as stated in Section
                                    1.0 above; and

                           (ii) for each Lease Year in an Extension Term, an amount equal to the "Fair Market Rent" (as defined in Section 4.2 below) of the Premises as of the first day of the Extension Term, but in no event shall Basic Rent during an Extension Term be less than $42 per square foot of Rental Area.

                           Basic Rent shall be PRO-RATED for partial months occurring at the beginning or the end of the Term; and shall also be PRO-RATED if a partial occupancy occurs as described in the Work Letter attached hereto as Exhibit C.

                  (b) All other costs, charges, or expenses which Lessee in this Lease agrees to pay, or which Lessor pays or incurs as the result of a default by Lessee hereunder, including any penalty or interest which may be added for nonpayment or late payment thereof as provided in this Lease (collectively, "ADDITIONAL RENT"). All recurring payments of Additional Rent, such as payment on account of "Taxes" and "Operating Expenses" (as these terms are hereinafter defined), shall be due and payable on the same day on which Basic Rent is due. Unless otherwise specifically provided in this Lease, all non-recurring items constituting Additional Rent shall be due and payable within twenty (20) days after demand therefor by Lessor.

                  All payments shall be made to Lessor or such agent, and at such place, as Lessor shall, from time to time, in writing designate, the following being now so designated:

                                Meredith & Grew, Inc.
                                160 Federal Street
                                Boston, MA 02110-1701
                                Attention:  John Sullivan

         4.2 DETERMINATION OF FAIR MARKET RENT. As used in this Lease, "Fair Market Rent" means the effective fair market rent for the Premises in its "as is" condition as of the day with respect to which such determination is being made, for a term of five (5) years. Fair Market Rent shall be based upon the rents generally in effect for similar first-class office, laboratory and research and development space in similar buildings in the Cambridge, Massachusetts area in which the Premises is located, taking into account all facts and circumstances customarily taken into account by prudent and commercial reasonable lessors and lessees.

                  Within twenty (20) days after Lessor receives Lessee's notice of exercise of the Extension Option, Lessor shall provide to Lessee Lessor's good faith determination of Fair Market Rent. If Lessor and Lessee are unable to agree on the Fair Market Rent within twenty (20) days thereafter, then, Lessee may, within ten (10) days after the expiration of such twenty (20) day period, elect either to withdraw its notice of exercise, in which event its right to extend the Term shall terminate, or to request that the Fair Market Rent be determined by appraisal. If Lessee elects the appraisal option, Lessor and Lessee shall, not later than ten (10) days after Lessor receives Lessee's notice electing its appraisal right, each retain a real estate professional with at least ten (10) years' continuous experience in the business of appraising or marketing commercial real estate in the Cambridge, Massachusetts vicinity, who shall, within thirty (30) days of his or her selection, prepare a written report summarizing his or her conclusion as to Fair Market Rent. Lessor and Lessee shall simultaneously exchange such reports; PROVIDED, HOWEVER, that if one party has not obtained such a report within forty-five (45) days after receipt of the report of the other party's appraiser, then the determination set forth in the other party's report shall be final and binding upon the parties. If both parties receive reports within such time and the lesser of the two determinations is within ten (10%) percent of the higher determination, then the average of these determinations shall be deemed to be Fair Market Rent. If these determinations differ by more than ten (10%) percent, then Lessor and Lessee shall mutually select a person with the qualifications stated above (the "Final Professional") to resolve the dispute as to Fair Market Rent. If Lessor and Lessee cannot agree upon the designation of the Final Professional within twenty (20) days of the exchange of the first valuation reports, either party may apply to the American Arbitration Association, the Greater Boston Real Estate Board, or any successor thereto for the designation of a Final Professional. Within ten (10) days of the selection of the Final Professional, Lessor and Lessee shall each submit to the Final Professional a copy of their respective real estate professional's determination of Fair Market Rent.
                  The Final Professional shall not perform his or her own valuation but rather shall, within thirty (30) days after such submissions, select the submission which is closest to the determination of Fair Market Rent which the Final Professional would have made acting alone. The Final Professional shall give notice of his or her selection to Lessor and Lessee and such decision shall be final and binding upon Lessor and Lessee. Each party shall pay the fees and expenses of its real estate professional and counsel, if any, in connection with any proceeding under this paragraph, and the losing party shall pay the fees and expenses of the Final Professional.

                  In the event that Fair Market Rent has not been finally determined in the manner provided above as of the first day of any Extension Term, then Basic Rent shall be due and payable at the rate stated by Lessor as its good faith estimate of Fair Market Rent, and Lessor and Lessee shall make such adjustment (and payment or credit as necessary) within thirty
                  (30) days after Fair Market Rent is finally determined.

         4.3 ADJUSTMENT TO BASE RENT. If Lessee exercises its option to defer improving up to 20,000 square feet of Rental Area of the Premises as permitted in the Work Letter attached hereto as Exhibit C, Basic Rent shall be reduced by $3.00 per square foot of unimproved area for a period of up to two years after which Lessee will pay the full Basic Rent as set forth in
                  Section 1.0 without reduction. Lessee will pay Additional Rent throughout the Term without reduction. In addition, if when Lessor's work has been completed, the Building has not been constructed in accordance with Lessor's Working Drawings (as defined in the Work Letter) so that the Rental Area of the Building is not as shown on Lessors' Working Drawings, Basic Rent shall be adjusted based on the rates per square foot set forth in Section 1.0.

5.0 PERMITTED USES. The Premises shall be occupied continuously be Lessee and used for the Permitted Use only and for no other use.

6.0     TAXES; OPERATING EXPENSES; ELECTRICITY

        6.1 TAXES. Lessee shall pay as Additional Rent, "Lessee's Share (Taxes)" (as defined below) of the real estate taxes, special or general assessments, water rents, rates and charges, sewer rents and other impositions and charges imposed by governmental authorities of every kind and nature whatsoever, extraordinary as well as ordinary (provided that in no event shall Taxes include any linkage or other development charges or contributions paid to any government agency in connection with rehabilitation or construction of any improvements on the Land), and each and every installment thereof which shall or may during the Term be charged, levied, laid, assessed, imposed, become due and payable or become liens upon or for or with respect to the Land or the Building or any appurtenances or equipment owned by Lessor thereon or therein, or any part thereof, or on this Lease, and any tax based on a percentage fraction or capitalized value of the Rent (whether in lieu of or in addition to the taxes hereinbefore described) (collectively, "TAXES"). Taxes shall not include inheritance, estate, excise, succession, transfer, gift, franchise, income, gross receipt, or profit taxes except to the extent such are in lieu of or in substitution for Taxes as now imposed on the Building, the Land, the Premises or this Lease. "LESSEE'S SHARE (TAXES)" shall be computed on the basis of a fraction whose numerator is the Rental Area of the Premises and whose denominator is the Rental Area (the "TAXABLE SQUARE FOOTAGE") of the entire Building (including the Premises) recognized by the City of Cambridge as being used for purposes which are not exempt from real estate taxation as of the date on which the assessment is made for the tax year in question. As of the date of this Lease, Lessee's Share (Taxes) is as set forth in
                Section 1.0 above. Lessee acknowledges that Lessee's Share (Taxes) may vary from year to year depending upon whether the use of portions of the Building or the Land changes from exempt to non-exempt uses or vice-versa. If Lessor elects to construct a new building on the Land as mentioned in Section 2.3, thereafter Taxes assessed against the Land and the buildings thereon shall be equitably apportioned so that Lessee is not made responsible for any increase in Taxes attributable to Lessor's further development of the Land.

        6.2 OPERATING EXPENSES. Lessee shall pay as Additional Rent Lessee's Share of the "OPERATING EXPENSES" (as defined below) for the Land and Building above the Operating Expense Base ("LESSEE'S SHARE (OPERATING EXPENSES)"). "OPERATING EXPENSES" shall include, without limitation, all commercially reasonable expenses, costs, and disbursements of every kind and nature which Lessor shall pay or become obligated to pay in connection with the ownership, operation and maintenance of the Building or the Land, including all facilities in operation on the Commencement Date and such additional facilities in subsequent years as may be determined by Lessor to be necessary or beneficial for the operation of the Building or the Land or the provision of services to lessees, including, but not limited to:

                (a) all salaries, wages, fringe benefits, payroll taxes and workmen's compensation insurance premiums related thereto of and for employees engaged in the operation of the Building and the Land (or a reasonable allocation thereof for personnel who work in multiple buildings);

                (b) painting, repairs, maintenance and cleaning of all Common Areas;

                (c) utilities (including, without limitation, electricity, water, sewer, gas and steam) which are not separately chargeable to other lessees, including, without limitation, lighting of exterior areas and the parking area;

                (d) maintenance and repair of the Building heating and cooling systems, the plumbing systems, the fire detection and suppression systems, the electrical system and the elevators;

                (e)      all maintenance, janitorial, and service agreements;

                (f) all insurance, including the cost of casualty and liability insurance applicable to the parking area, the Land, the Building and Lessor's personal property used in connection therewith;

                (g) maintenance of landscaped areas and paved areas, and snow removal;

                (h)      maintenance of the Building security system;

                (i) commercially reasonable management fees; provided that so long as Lessee assumes responsibility for management of the Building as permitted by Section 18.1, the management fee for each Lease Year shall not exceed 0.5% of Basic Rent and Additional Rent for such Lease Year;

                (j) if Lessee is not the lessee of the entire Building, the fair market value of office space for the manager of the Building;

                (k) capital items which are for the purpose of reducing Operating Expenses or upgrading services or which are at any time required by a governmental authority or the provisions of any insurance policy applicable to the Premises, the Building or the Land, together with an interest factor equal to ten percent (10%) per annum amortized over the reasonable life of the capital items on a straight line basis with the reasonable life being determined by Lessor in accordance with generally accepted accounting principles;

                (l) reasonable expenses incurred in pursuing an application for an abatement of Taxes, to the extent not deducted from the abatement, if any, received;

                (m) legal (excluding legal fees with respect to lease negotiations or disputes with other lessees, permitting, construction or other legal costs related to the rehabilitation or construction of improvements on the Land), accounting and other professional fees and disbursements (excluding leasing commissions); and

                (n) services to be provided by Lessor as set forth on EXHIBIT "D" attached if Lessee does not elect to self manage the Building and, if Lessee does so elect, to the extent provided by Lessor.

                  Operating Expenses shall not include the following:

                  (A) amounts paid as interest on, or amortization of, any mortgage on the Land or the Building;

                  (B) the cost of providing services to other lessees of the Building which are not also provided to Lessee;

                  (C) all expenses incurred by Lessor for Lessor's Work as described in the Work Letter;

                  (D) salaries, wages, benefits and other expenses of executive personnel of Lessor, or employees of Lessor EXCEPT to the extent provided for in clause (a) above, or any of Lessor's general administrative expenses not specifically included above;

                  (E) capital expenditures which are not specifically provided for above;

                  (F) utilities or services used or consumed in the premises of other lessees of the Building but not in the Premises;

                  (G)    depreciation of the Building;

                  (H) repairs and replacements arising out of an exercise of the power of eminent domain;

                  (I) costs or expenses resulting from Lessor's breach or violation of a law, lease or other obligation relating to the Land or the Building, including fines, penalties and attorneys' fees;

                  (J) environmental testing, remediation or compliance except (i) to the extent provided in Section 11.0(m) below, or (ii) to the extent resulting from Lessee's breach of Section 11.0(m) below, or (iii) relating to indoor air quality; and

                  (K) any item for which, and to the extent that, Lessor is compensated through the proceeds of insurance or other payment by a third party.

                As of the date of this Lease, Lessee's Share Operating Expenses is as set forth in Paragraph 1.0.

                  Lessor further agrees that since one of the purposes of Operating Expenses is to allow Lessor to require Lessee to pay for the costs attributable to its Premises,

                  Lessor agrees that (i) Lessor will not collect or be entitled to collect Operating Expenses from all of its lessees in an amount which is in excess of one hundred percent (100%) of the Operating Expenses actually paid by Lessor in connection with the operation of the Building, and (ii) Lessor shall make no profit from Lessor's collection of Operating Expenses. Lessor shall keep complete books and records regarding Operating Expenses and Taxes ("Charges"). All records shall be retained for at least three (3) years. Lessee shall have the right to audit such records at Lessee's expense at any time on reasonable written notice to Lessor. If such audit reveals that Lessee's pro rata share of any Charges has been overstated, the Lessor shall immediately refund the overpayment.

                In the event that the average occupancy rate for the Building is less than ninety-five (95%) percent for any fiscal year, then for purposes of calculating Operating Expenses, the Operating Expenses for such fiscal year shall be increased by the additional costs and expenses that Lessor reasonably estimates would have been incurred if the average occupancy rate had been ninety-five (95%) percent for such fiscal year. It is not the intent of this provision to permit Lessor to charge Lessee for any Operating Expenses attributable to unoccupied space, or to seek reimbursement from Lessee for costs Lessor never incurred. Rather, the intent of this provision is to allow Lessor to recover only those increases in Operating Expenses properly attributable to occupied space in the Building and this provision is designed to calculate the actual cost of providing a variable operating expense service to the portions of the Building receiving such service. This "GROSS-UP" treatment shall be applied only with respect to variable Operating Expenses arising from services provided to Common Areas or to space in the Building being occupied by lessees (which services are not provided to vacant space or may be provided only to some lessees) in order to allocate equitably such variable Operating Expenses to the lessees receiving the benefits thereof.

                Lessor acknowledges that so long as Lessee is the lessee of the entire Building and is managing the Building, Lessee shall only pay Additional Rent with respect to the foregoing items to the extent incurred by Lessor which are expected to be limited to:
                (1) the 0.5% management fee referred to in (i) above, (2) insurance expense under Section 7.4 (to the extent MIT does not self insure), (3) expenses to obtain an abatement under Section
                6.6 and (4) snow removal under Section 18.1.

        6.3 PAYMENT OF OPERATING EXPENSES. Within a reasonable time after the Commencement Date, and thereafter within a reasonable time after the end of each fiscal year (or portion thereof) included in the Term, Lessor shall deliver to Lessee (i) a statement of actual Operating Expenses for the fiscal year just ended, and
                (ii) a budget of Operating Expenses for the then-current fiscal year based on the actual Operating Expenses for the preceding year and projected increases or decreases reasonably anticipated by Lessor together with documentation in reasonable detail which evidence such Operating Expenses. Commencing on the first day of the first calendar month after the delivery to Lessee of such budget, Lessee shall pay to Lessor, as Additional Rent, on account of its share of anticipated Operating Expenses for the then-current year 1/12th of the projected Operating Expenses. Upon delivery to Lessee of the statement of actual Operating Expenses for the preceding fiscal year, Lessor shall adjust Lessee's account accordingly. If the total amount paid by Lessee on account of the preceding fiscal year is less than the amount due hereunder, Lessee shall pay the balance due within twenty
                (20) days after delivery by Lessor of such statement. If the total amount paid by Lessee on account of the preceding fiscal year exceeds the amount due hereunder, such excess shall be credited by Lessor against the monthly installments of Additional Rent next falling due or refunded to Lessee upon the expiration or termination of this Lease (unless such expiration or termination is the result of an Event of Default). Lessor reserves the right to revise the budget during any fiscal year to cause it to more accurately reflect the actual Operating Expenses being paid or incurred by Lessor, and upon any such revision the parties shall make adjustments in the same time and manner as hereinafter provided for fiscal year-end adjustments. Lessor's current fiscal year is July 1 - June 30, but Lessor reserves the right to change the fiscal year at any time during the Term.

         6.4. PAYMENT OF TAXES. Lessee shall pay to Lessor as Additional Rent, within ten (10) days after receipt of each semi-annual (or quarterly if applicable) tax bill for the Land and Building, Lessee's Share (Taxes) of the amount of Taxes shown on the tax bill in accordance with Section 6.1.

         6.5 ABATEMENT OF TAXES. Lessee shall be privileged to seek a reduction in the valuation of the Building and the Land assessed for tax purposes and to contest in good faith by appropriate proceedings, at Lessee's expense, the amount or validity in whole or in part of any Imposition, provided that:

                (a) Lessee shall provide Lessor with security satisfactory to Lessor to assure payment of contested items (which at Lessor's discretion may mean making deposits under Section
                      6.3 which would enable Lessor to pay the contested items in full);

                (b) Lessee shall immediately pay to Lessor any additional amounts needed to enable Lessor to pay such contested item or items if the protection of the Premises or of Lessor's interest therein from any lien or claim shall, in the reasonable judgment of Lessor, require such payment;

                (c) Lessor shall not be required to join in any proceedings referred to herein unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by or in the name of Lessor.

                      Lessor shall not be subjected to any liability for the payment of any costs or expenses in connection with any such proceedings, and Lessee shall indemnify and save harmless Lessor from any such costs and expenses.

                  Subject to the foregoing, and without cost to it, Lessor shall execute and deliver any appropriate papers which may be necessary to permit Lessee so to contest any valuation or Taxes and shall further cooperate with Lessee in such contest, as Lessee may from time to time reasonably request.

         6.6. ABATEMENTS BY LESSOR; ALLOCATIONS. Lessor shall have a right to seek a reduction in the valuation of the Land and Building assessed for tax purposes and to prosecute any action or proceeding theretofore commenced by Lessee, if such assessed valuation or valuations shall in whole or in part relate and pertain to any period of time during which Lessee is not responsible for the payment of all Taxes hereunder. Lessee shall be entitled to any refund of any Taxes, including any penalties or interest thereon received by Lessor which have been paid by Lessee, or which have been paid by Lessor but previously reimbursed in full by Lessee.

7.0     INSURANCE

        7.1 COMMERCIAL GENERAL LIABILITY INSURANCE. Lessee shall take out and maintain in force throughout the Term (and for so long thereafter as Lessee remains in occupancy) commercial general liability insurance naming Lessor and persons claiming by, through or under them, if any, as additional insureds against all claims and demands for any injury to persons or property which may be claimed to have occurred on the Premises, the Building, the Land or on the ways adjoining the Land, in an amount which at the beginning of the Term shall not be less than $1,000,000 for personal injury or death of one person, $5,000,000 in the aggregate for personal injury or death or more than one person in a single occurrence, and $1,000,000 for property damage, or such higher amounts as Lessor thereafter determines to be consistent with sound commercial practice in Cambridge, Massachusetts. Such policy shall also include contractual liability coverage covering Lessee's liability assumed under this Lease.

        7.2 PROPERTY INSURANCE. Lessee shall take out and maintain throughout the Term a policy of fire, vandalism, malicious mischief, extended coverage and so-called all risk coverage insurance insuring (i) all items or components of "LESSEE'S WORK" (as defined in the Work Letter attached hereto as EXHIBIT
                C) or "ALTERATIONS" (as defined in paragraph (f) of Section 11.0 below) which Lessee is by this Lease either entitled to or required to remove upon the expiration or earlier termination of this Lease, and (ii) "LESSEE'S PROPERTY" (as defined in paragraph (i) of Section 11.0 below) for the benefit of Lessor and Lessee, as their respective interests may appear, in an amount equal to the replacement value thereof. Lessor shall be named as a certificate holder on such policy.

        7.3 CERTIFICATE OF INSURANCE. The insurance required by Sections 7.1 and 7.2 above shall be placed with insurers authorized to do business in Massachusetts, with a rating of not less than "A-VIII" in the current BEST'S INSURANCE REPORTS, and otherwise reasonably satisfactory to Lessor. Such insurance shall provide that it shall not be amended or canceled with respect to the additional insureds or certificate holders without thirty (30) days' prior written notice to each of them. Lessee shall furnish to Lessor certificates of insurance for all insurance required to be maintained by Lessee under this Lease, together with evidence satisfactory to Lessor of the payment of all premiums for such policies. Lessee, at Lessor's request, shall also deliver such certificates and evidence of payment of premiums to the holder of any mortgage affecting the Land and Building. If at any time Massachusetts Institute of Technology ("MIT") is no longer the Lessor, Lessor shall comply with this Section and provide certificates to Lessee with respect to Lessor's Insurance under Section 7.4.

        7.4 LESSOR'S INSURANCE. Lessor shall take out and maintain in force throughout the Term, in a company or companies authorized to do business in Massachusetts, property insurance on the Building (exclusive of "LESSEE'S PROPERTY" (as defined in paragraph (i) of Section 11.0 below) and all items or components of "LESSEE'S WORK" (as defined in the Work Letter attached hereto as EXHIBIT C) or "ALTERATIONS" (as defined in paragraph (f) of Section 11.0 below) which Lessee is by this Lease either entitled to or required to remove upon the expiration or earlier termination of this Lease, as to which Lessee is required to maintain insurance pursuant to Section 7.2 above) in an amount equal to the full replacement value of the Building (exclusive of foundations and those items set forth in the preceding parenthetical in this sentence), covering all risks of direct physical loss or damage and so-called "EXTENDED COVERAGE" risks. This insurance may be maintained in the form of a blanket policy covering the Building as well as other properties owned by Lessor. Notwithstanding the foregoing provisions of this
                Section 7.4, Lessor shall have the right, at any time during the Term, to self-insure all or any portion of the coverages required by this Section for so long as the Lessor is MIT.

        7.5 WAIVER OF SUBROGATION. To the extent to which a waiver of subrogation clause is available, Lessor and Lessee shall obtain a provision in all insurance policies carried by such party covering the Premises, including but not limited to contents, fire and casualty insurance, expressly waiving any right on the part of the insurer against the other party. If extra cost is chargeable for such provision, then Lessee shall pay such extra charge. Notwithstanding the foregoing, with respect to such portion of the Term during which Lessor elects to self-insure under Section 7.4 above, then for purposes of this Section 7.5, Lessor shall be deemed to have maintained fire and all-risk coverage in an amount equal to one hundred (100%) percent of the replacement value of the Building (subject to the exceptions and exclusions set forth in Section 7.4 above) with a waiver of subrogation clause contained therein.

        7.6. WAIVER OF RIGHTS. All claims, causes of action and rights of recovery for any damage to or destruction of persons, property or business which shall occur on or about the Premises, the Building or the Land, which result from any of the perils insured under any and all policies of insurance maintained by Lessor or Lessee, are waived by each party as against the other party, and the officers, directors, employees, contractors, servants and agents thereof, regardless of cause, including the negligence of the other party and its respective officers, directors, employees, contractors, servants and agents, but only to the extent of recovery, if any, under such policy or policies of insurance; PROVIDED, HOWEVER, that (i) this waiver shall be null and void to the extent that any such insurance shall be invalidated by reason of this waiver, and (ii) with respect to such portion of the Term during which Lessor elects to self-insure under Section 7.4 above, then for purposes of this Section 7.6, Lessor shall be deemed to have maintained fire and all-risk coverage in an amount equal to the full insurable value of the Building.

8.0     ASSIGNMENT AND SUBLETTING

        (a) Except as set forth in paragraph (i) below, Lessee shall not mortgage, pledge, hypothecate, grant a security interest in, or otherwise encumber this Lease or any sublease hereinafter entered into by Lessee, or assign this Lease, or sublease the Premises or any portion thereof (the term "SUBLEASE" shall be deemed to include any arrangement pursuant to which a third party is permitted by Lessee to occupy all or any portion of the Premises) without obtaining, on each occasion, the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed; provided that Lessor may withhold its consent in its entire discretion if, as the result of such assignment or sublease, Lessee would no longer occupy fifty-one percent (51%) of the Rental Area in Tenant Area A.

        (b) If Lessee wishes to assign this Lease or sublease all or any portion of the Premises, Lessee shall so notify Lessor in writing and request Lessor's consent thereto. Such notice shall include (i) the name of the proposed assignee or sublessee, (ii) a general description of the types of business conducted by the proposed assignee or sublessee and a reasonably detailed description of the business operations proposed to be conducted in the Premises by such person or entity, (iii) such financial information concerning the proposed assignee or sublessee as Lessor may reasonably require, and (iv) all terms and provisions upon which such assignment or sublease is proposed to be made, including a copy of the assignment or sublease agreement which Lessee proposes to execute. Lessor shall have fifteen (15) business days from the day on which it receives Lessee's notice and such required information to give notice to Lessee that either (i) Lessor consents to such assignment or sublease, or (ii) Lessor withholds its consent to such assignment or sublease (together with a statement of reasons for withholding of consent), or (iii) where applicable, Lessor is exercising its right of recapture pursuant to paragraph (e) below.

        (c) If Lessor consents to an assignment or sublease: (i) Lessee shall promptly deliver to Lessor a fully executed copy of said assignment or sublease, which shall be in the form previously submitted to Lessor for review; (ii) after any such assignment or sublease, Lessee shall remain primarily liable to Lessor hereunder (which liability shall be joint and several with the assignee or sublessee); and (iii) if the aggregate rent and other amounts payable to Lessee under or in connection with a sublease, after deduction of the costs reasonably incurred by Lessee in entering into such sublease (including, without limitation, reasonable attorneys' fees and expenses and brokerage commissions amortized on a straight line basis over the term of the sublease and alteration costs amortized on a straight-line basis over a term of ten (10) years) exceeds the Rent payable hereunder with respect to the portion of the Premises subject to such sublease, Lessee shall pay to Lessor, as Additional Rent, one-half (1/2) of such excess immediately upon receipt thereof by Lessee. In the event Lessee shall assign its rights under this Lease, Lessee shall pay to Lessor as Additional Rent, one half (1/2) of any net profit realized by Lessee as the result of such assignment after deduction of the costs reasonably incurred by Lessee in entering into such assignment (including, without limitation, reasonable attorneys' fees and expenses and brokerage commissions amortized on a straight line basis over the remaining term of the Lease and alteration costs amortized on a straight-line basis over a term of ten (10) years). Lessee's obligation to pay Additional Rent under this paragraph (c) shall not apply with respect to any sublease of space in Tenant Area B during the first four (4) years of the Term.

        (d) If Lessor withholds its consent to such assignment or sublease in accordance with its rights under this Lease, Lessee shall not enter into the proposed assignment or sublease with such person or entity.

        (e) If Lessor elects, it shall have the right to consider Lessee's request for Lessor's consent to any assignment of the Lease, or a request for Lessor's consent to a sublease which (i) has a proposed term (including extension options) of one year or more, and (ii) together with any existing subleases would cause fifty (50%) percent of the Rental Area of the Premises or more to be occupied by lessees other than the Lessee and any Lessee Affiliates (as defined in paragraph (i) below), as an offer to Lessor to release from this Lease the portion of the Premises which is proposed to be the subject of such sublease as well as all other space occupied by tenants other than the Lessee (but subject to such prior sublease agreements) or, in the case of a proposed assignment of this Lease, the entire Premises for the remainder of the term of this Lease. If Lessor accepts such offer, then (i) in the case of a proposed sublease, this Lease shall be deemed to be amended as of the proposed effective date of such sublease so as to delete from the Premises all space proposed to be or presently occupied by lessees other than the Lessee (with a commensurate adjustment in Rent and Lessee's Share) for the proposed term of sublease, or (ii) in the case of a proposed assignment, this Lease shall terminate as of the proposed effective date of such assignment as if such date was the last day of the Term. Notwithstanding the foregoing, if Lessor elects to recapture, Lessee shall have the option to rescind its proposal to assign or sublet this Lease, such option to be exercised within fifteen (15) days after its receipt of Lessor's notice of recapture.

        (f) Regardless of whether Lessor grants such consent, Lessee shall reimburse Lessor on demand, as Additional Rent, for all out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees) reasonably incurred by Lessor in responding to a request for such consent.

        (g) Lessee shall not be entitled to enter into any assignment or sublease, or to request Lessor's consent thereto, during the continuance of an Event of Default hereunder by Lessee.

        (h)     Any assignment or sublease entered into pursuant to this Section
                8.0 shall be subject to all of the terms and provisions of this Lease, including without limitation this Section 8.0. If Lessee enters into any such assignment or sublease, Lessor may, at any time and from time to time after the occurrence of an Event of Default hereunder, collect rent from such assignee or sublessee, and apply the net amount collected against Lessee's obligations hereunder, but no such assignment or sublease or collection shall be deemed an acceptance by Lessor of such assignee or sublessee as a lessee hereunder or as a release of the original named Lessee hereunder.

        (i) In the event that Lessee desires to assign this Lease or to sublease the Premises (or any portion thereof) to any corporation, partnership, association or other business organization directly or indirectly controlling or controlled by Lessee or under common control with Lessee, or to any successor by merger, consolidation or purchase of all or substantially all of the assets of Lessee (a "Lessee Affiliate"), Lessee shall give at least fifteen (15) business days' prior written notice thereof to Lessor (unless Lessee is prohibited by applicable laws, codes, rules or regulations, or by the terms of the operative merger agreement or purchase and sale agreement from providing notice to Lessor at such time, in which event such notice shall be provided to Lessor as soon as Lessee is no longer subject to such prohibition). No consent of Lessor shall be required for any such assignment or sublease. Any assignee or sublessee which claims an interest in this Lease pursuant to a transfer of the type described in this paragraph (i) shall be bound by all of the terms and conditions of this Lease. For the purpose of this Lease, the sale of Lessee's capital stock through any public exchange shall not be deemed an assignment or sublease of the Lease or of the Premises.

        (j) Notwithstanding anything contained in this Lease, Lessee shall not, either voluntarily or by operation of law, make any transfer of this Lease or the Premises (or any portion thereof) which results in Lessee (or anyone claiming by, through or under Lessee) collecting in connection with the Premises any rental or other charge based on the net income or on the profits of any person so as to render any part of the Rent due hereunder "UNRELATED BUSINESS TAXABLE INCOME" of Lessor as described in
                Section 512 of the Internal Revenue Code of 1986, as amended, and any such transfer shall be void AB INITIO.

9.0 PARKING. Lessee shall have the right to lease in the parking area on the Land (the "PARKING AREA") up to one and one-half (1 1/2) spaces per 1,000 square feet of Rental Area of Premises (the "ON-SITE PARKING SPACES") by giving written notice to Lessor of the number of parking spaces desired by Lessee not later than the Commencement Date. Availability of the foregoing parking spaces is subject to reduction if mandated by zoning and parking ordinances and regulations of the City of Cambridge; provided that Lessor shall use all reasonable efforts to maximize parking on the Land.

         Lessee shall pay for each parking space leased hereunder, as Additional Rent, in advance on the first calendar day of each month, (i) $160 per month for the first Lease Year, and (ii) thereafter, an amount equal to the Fair Market Rent of such parking spaces, as determined annually. Fair Market Rent shall be determined in the manner provided in Section
         4.2 above except that, if Lessor and Lessee are unable to agree on Fair Market Rent, it shall be determined by one real estate professional (rather than by two or three as provided in Section 4.2) who shall have the qualifications stated in said Section and shall be mutually acceptable to Lessor and Lessee.

         Lessee agrees to comply with the following City of Cambridge Transportation Demand Management practices if made applicable to the
         Land: provision of MBTA passes for its employees and payment to Lessor of an equitable share of the cost of providing shared shuttle services and bicycle storage facilities for the Building; provided that such compliance shall not result in a loss of parking spaces by Lessee or adversely affect its use of such spaces.

         If Lessor elects to construct one or more new buildings on the Parking Area, Lessor shall have the right during the construction of the new building to provide alternate parking spaces to Lessee which are not located on the Land but are located within 1,000 feet of the Land in satisfaction of its obligations under this Section 9.0. Upon completion of such construction, Lessee shall again have the right to lease the On Site Parking Spaces on the Land which may be located in the Parking Area or may be located in a parking garage. The Additional Rent due for parking spaces provided under this subparagraph shall be Fair Market Rent, determined as set forth above in this Section 9.0, taking into account the nature and location of the spaces. This subparagraph shall not affect the number of spaces which Lessee is entitled to lease under this Section 9.0.
         Lessor agrees that it will not relocate spaces off of the Land more than twice during the Term and that the aggregate duration of any such periods will not exceed two (2) years for 50% of the spaces to which Lessee is entitled nor three (3) years for all of such spaces.
         If Lessor breaches its agreement set forth in the preceding sentence, Lessee shall not be required to pay parking fees for the off site parking spaces which are in excess of these limits. During the construction of any additional improvements on the Land, Lessor shall take all reasonable measures in order to minimize disturbance of Lessee's peaceful occupancy of the Building including, without limitation, any disturbance thereof by construction noise, dust or vibration so that Lessee's occupancy shall not be materially adversely affected.

10.0 LATE PAYMENT OF RENT. Lessee agrees that in the event that any payment of Basic Rent or Additional Rent shall remain unpaid at the close of business on the tenth business day after the same is due and payable hereunder (without reliance on any applicable grace period), there shall become due to Lessor from Lessee, as Additional Rent, as compensation for Lessor's extra administrative costs in investigating the circumstances of late Rent, a late charge of two (2%) percent of the amount overdue per calendar month (or portion thereof) during which such amount remains outstanding. The assessment or collection of such a charge shall not be deemed to be a waiver by Lessor of any default by Lessee arising out of such failure to pay Rent when due. The foregoing charge shall not be imposed with respect to Operating Expense charges under dispute between Lessor and Lessee where Lessee has a reasonable basis for its claim.

11.0 LESSEE'S COVENANTS. Lessee covenants, at its sole cost and expense, during the Term and such further time as Lessee occupies any part of the Premises:

         (a) to pay when due the Basic Rent and all Additional Rent, and, for so long as Lessee is the lessee of the entire Building or if electricity and other utilities are separately metered at any time during the Term, all charges for electricity and other utilities;

         (b) damage by fire or casualty and reasonable wear and tear only excepted, to keep the Premises (including window and entry glass) in as good order, repair and condition as the same are in at the commencement of the Term, or may be put in thereafter, Lessee acknowledging that as of the date of this Lease the Premises are in good and satisfactory order, repair and condition;

          (c) not to injure, overload or deface the Premises or the Building, nor to suffer or commit any waste therein, nor to place a load upon any floor which exceeds the floor load which the floor was designed to carry as disclosed on Exhibit F (which may be subject to change from time to time), nor to connect any equipment or apparatus to any Building system (e.g., electrical, plumbing, mechanical) which exceeds the capacity of such system, nor to permit on the Premises any auction sale or any nuisance or the emission therefrom of any objectionable vibration, noise, or odor, nor to permit the use of the Premises for any purpose other than the Permitted Use, nor any use thereof which is improper, offensive, or contrary to any laws, ordinances, codes, rules and regulations, or the provisions of any license, permit or other governmental consent required for or applicable now or at any time during the Term to the Land, the Building, the Premises or Lessee's use thereof (collectively, "LEGAL REQUIREMENTS"), or which is liable to invalidate or increase the premiums for any insurance on the Building or its contents, or liable to render necessary any alterations or additions to the Building;

         (d) not to obstruct in any manner any portion of the Building not leased, or the sidewalks or approaches to the Building, or the Parking Area, or any hallways or Common Areas, and to conform to all reasonable rules now or hereafter made by Lessor for the care and use of the Building, its facilities and approaches;

         (e) to comply with all Legal Requirements and all recommendations of Lessor's fire insurance rating organization now or hereafter in effect, to keep the Premises equipped with all safety appliances, and to procure (and maintain in full force and effect) all licenses and permits required by any Legal Requirement or by the provisions of any applicable insurance policy because of the use made of the Premises by Lessee without hereby intending to vary the Permitted Use), and, if requested by Lessor, to make all repairs, alterations, replacements or additions so required in and to the Premises;

         (f) not, without on each occasion obtaining the prior written consent of Lessor, which consent will not be unreasonably withheld or delayed, to make any alterations, renovations, improvements and/or additions to the Premises (collectively, "Alterations") except (i) those made pursuant to the Work Letter attached hereto as EXHIBIT C, (ii) nonstructural Alterations which, in the aggregate, cost less than $50,000 and do not affect the exterior of the Building, or (iii) cosmetic items such as painting or carpet replacement regardless of cost. Lessee shall not permit the making of any holes in any part of the Building or the painting or placing of any signs, awnings, or the like, visible from outside of the Premises. Prior to commencing any Alterations, Lessee shall: secure all necessary licenses, permits and other governmental consents and approvals; obtain the written approval of Lessor as to the plans and specifications for such work; obtain the written approval of Lessor as to the general contractor (or as to each trade contractor if there is no general contractor); cause each contractor and subcontractor to carry workmen's compensation insurance in statutory amounts covering all of the contractor's and subcontractor's employees; and cause each general contractor (or each trade contractor if there is no general contractor) and subcontractor to carry comprehensive public liability insurance in amounts reasonably satisfactory to Lessor (such insurance to be written by companies reasonably satisfactory to Lessor and insuring Lessee and Lessor as well as the contractors and subcontractors). All Alterations (other than Lessee's removable personal property and trade fixtures) and all "Lessee's Work" (as defined in the Work Letter) shall remain part of the Premises and shall not be removed upon the expiration or earlier termination of the Term EXCEPT for those items which Lessor designates for removal in a notice given to Lessee at the time that Lessee requests Lessor's approval of such Alteration and those items designated for removal under the Work Letter. Lessee shall pay promptly when due the entire cost of such work. Lessee shall not cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Land or the Building, and shall discharge or bond any such liens which may be filed or recorded against the Premises within fifteen (15) days after the filing or recording thereof. All such work shall be performed in a good and workmanlike manner and in compliance with all Legal Requirements and the provisions of all applicable insurance policies. Promptly after the completion of any Alterations, Lessee shall provide an as-built plan thereof to Lessor. Lessee shall indemnify and hold Lessor harmless from and against any and all suits, demands, causes of action, claims, losses, debts, liabilities, damages, penalties or judgments, including, without limitation, reasonable attorneys' fees, arising from injury to any person or property occasioned by or growing out of such work, which indemnity shall survive the expiration or termination of this Lease;

         (g) to save Lessor harmless and indemnified from any loss, cost and expense (including, without limitation, reasonable attorneys' fees) arising out of or relating to (i) a claim of injury to any person or damage to any property while on the Premises, if not due to the negligence or willful misconduct of Lessor or its officers, agents, employees, servants or contractors, or the breach of Lessor's obligations under this Lease; or to (ii) a claim of injury to any person or damage to any property anywhere alleged to be occasioned by any omission, neglect or default of Lessee or of anyone claiming by, through, or under Lessee, or any officer, agent, employee, servant, contractor or invitee of any of the foregoing. Lessor agrees to indemnify and hold harmless Lessee from and against all loss, cost and expense (including, without limitation, reasonable attorneys' fees) arising out of or relating to a claim for personal injury or property damage resulting from the negligence or willful misconduct of Lessor or its officers, agents, employees, servants or contractors, or from the breach of Lessor's obligations or representations under this Lease. The provisions of this clause (g) shall survive the expiration or termination of this Lease;

         (h) to permit Lessor and Lessor's agents to examine the Premises at reasonable times, subject to Lessee's reasonable security regulations (provided 24 hours' notice is given to Lessee, except in case of emergency), and if, at any time (subject to the foregoing notice requirement) when Lessee is not the lessee of the entire Building, Lessor shall so elect (without hereby imposing any obligation on Lessor to do so), to permit Lessor to make any repairs or additions Lessor may deem necessary, provided that the same do not materially adversely affect Lessee's use of the Premises for the Permitted Use; and at Lessee's expense to remove any Alterations, signs, awnings, aerials, flagpoles or the like not consented to in writing; and to permit Lessor to show the Premises to prospective purchasers and lessees and to keep affixed to any suitable part of the Premises, during the nine (9) months preceding the expiration of the Term, appropriate notices for letting or selling;

         (i) that all equipment, furniture, furnishings, fixtures and property of every kind of Lessee and of all persons claiming by, through or under Lessee which may be on the Premises from time to time (collectively, "LESSEE'S PROPERTY") shall be at the sole risk of Lessee, and Lessor shall not be liable if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, or by theft or from any other cause unless caused by the negligence or willful misconduct of Lessor;

         (j) to pay promptly when due, all taxes of any kind levied, imposed or assessed on Lessee's Property, which taxes shall be the sole obligation of Lessee, whether the same is assessed to Lessee or to any other person and whether the property on which such tax is levied, imposed or assessed shall be considered part of the Premises or personal property;

         (k) by the end of business on the last day of the Term (or the effective date of any earlier termination of this Lease as herein provided), to remove (i) all of Lessee's Property, and (ii) the items or components of Alterations designated for removal as provided in clause (f) above and (iii) the items or components of "LESSEE'S WORK" (as defined in the Work Letter) designated for removal as provided in the Work Letter (the items described in the foregoing clauses (i), (ii) and (iii) are sometimes referred to, collectively, as "Lessee's Removal Items"), in each case whether the same be permanently affixed to the Premises or not, and to repair any damage caused by any such removal to Lessor's reasonable satisfaction; and peaceably to yield up the Premises clean and in good order, repair and condition (reasonable wear and tear, and damage by fire or other casualty or taking only excepted); and to deliver the keys to the Premises to Lessor. Any of Lessee's Removal Items which are not removed by such date shall be deemed abandoned and may be removed and disposed of by Lessor in such manner as Lessor may determine, and Lessee shall pay to Lessor on demand, as Additional Rent, the entire cost of such removal and disposition, together with the costs and expenses incurred by Lessor in making any incidental repairs and replacements to the Premises necessitated by Lessee's failure to remove any of Lessee's Removal Items, or by any other failure of Lessee to comply with the terms of this Lease, and for use and occupancy during the period after the expiration of the Term and prior to Lessee's performance of its obligations under this clause (k). Lessee shall further indemnify and hold Lessor harmless from and against any and all suits, demands, causes of action, claims, losses, debts, liabilities, damages, penalties or judgments, including, without limitation, reasonable attorneys' fees, resulting from Lessee's failure or delay in surrendering the Premises as above provided (such indemnity to survive the expiration or termination of this Lease);

         (l) to pay Lessor's reasonable expenses, including reasonable attorneys' fees, incurred in enforcing any obligations of Lessee under this Lease;

         (m) not to generate, store or use any "HAZARDOUS MATERIALS" (as hereinafter defined) in or on the Premises or elsewhere in the Building or on the Land (except in compliance with any and all applicable Legal Requirements), or dispose of Hazardous Materials from the Premises to any other location, except a properly approved disposal facility and then only in compliance with any and all Legal Requirements regulating such activity, nor permit any occupant of the Premises to do so. Lessee agrees to provide to Lessor copies of all disclosures made to governmental authorities regarding the presence of Hazardous Materials on the Premises. As used in this Lease, "HAZARDOUS MATERIALS" means and includes any chemical, substance, waste, material, gas or emission which is radioactive or deemed hazardous, toxic, a pollutant, or a contaminant under any statute, ordinance, by-law, rule, regulation, executive order or other administrative order, judgment, decree, injunction or other judicial order of or by any governmental authority, now or hereafter in effect, relating to pollution or protection of human health or the environment. By way of illustration and not limitation, "HAZARDOUS MATERIALS" INCLUDES "OIL", "HAZARDOUS MATERIALS", "HAZARDOUS WASTE", AND "HAZARDOUS SUBSTANCE" as defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 ET SEQ., as amended, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6902 ET SEQ., as amended, and the Toxic Substances Control Act, 15 U.S.C. 8601 et SEQ., as amended, the regulations promulgated thereunder, and Massachusetts General Laws, Chapter 21C and Chapter 21E and the regulations promulgated thereunder. If any lender or governmental authority requires testing to determine whether there has been any release of Hazardous Materials and such testing is required as a result of the acts or omissions of Lessee in violation of this paragraph (m), then Lessee shall reimburse Lessor upon demand, as Additional Rent, for the reasonable costs thereof. Lessee shall execute affidavits, certifications and the like, as may be reasonably requested by Lessor from time to time concerning Lessee's best knowledge and belief concerning compliance by Lessee with the requirements of this Section 11.0(m). Lessor reserves the right to enter the Premises at reasonable times subject to Lessee's reasonable security regulations (provided twenty-four (24) hours' notice is given to Lessee, except in case of emergency) to inspect the same for Hazardous Materials. Lessee shall indemnify, defend, and hold harmless Lessor, and the holder of any mortgage on the Building or the Land, from and against any claim, cost, expense, liability, obligation or damage, including, without limitation, attorneys' fees and the cost of litigation, arising from or relating to the breach by Lessee or anyone claiming by, through or under Lessee of the provisions of this clause
                  (m), and shall immediately discharge or cause to be discharged any lien imposed upon the Building or the Land in connection with any such claim. The provisions of this clause (m) shall survive the expiration or termination of this Lease;

         (n) in case Lessee takes possession of the Premises prior to the Commencement Date, to perform and observe all of Lessee's covenants from and after the date upon which Lessee takes possession except that no Rent shall accrue prior to the beginning of the Term;

         (o) not to permit any officer, agent, employee, servant, contractor or visitor of Lessee, or of anyone claiming by, through or under Lessee, to violate any covenant or obligation of Lessee hereunder;

         (p) to provide and pay for the services described in EXHIBIT E attached hereto and, for any portion of the Term during which Lessee is managing the Building as permitted by Section 18, to operate and maintain the Building at all times as a first class office, laboratory and research and development building in Cambridge, Massachusetts and to provide and pay for the services described in EXHIBIT D; and

         (q) to remove all radioactive materials from the Premises or any portion thereof prior to vacating such space during or at the end of the Term in compliance with all Legal Requirements.

12.0 CONSTRUCTION. Lessor will finish the Premises in accordance with the provisions of the work letter attached hereto as EXHIBIT C (the "WORK LETTER").

13.0     CASUALTY AND EMINENT DOMAIN.

         (a) In the event that the entire Premises or Building, or any substantial part thereof, shall be taken by any exercise of the right of eminent domain or shall receive any direct or consequential or substantial damages for which Lessor or Lessee or either of them shall be entitled to compensation by reason of anything lawfully done in pursuance of any public or other authority during the Term, then this Lease shall terminate at the election of Lessor, which election may be made notwithstanding Lessor's entire interest may not have been divested. If such taking or damage substantially reduces the floor space of the Premises so as to render the Premises unusable for the Permitted Use after such taking, Lessee shall have the right, effective when its possession is disturbed, to terminate this Lease by notice in writing to Lessor delivered within thirty (30) days of the first day on which Lessee's possession is so disturbed. Lessor reserves and excepts all rights to damage to the Premises and Building and the leasehold hereby created, now accrued or hereafter accruing by reason of any exercise of eminent domain, or by reason of anything lawfully done in pursuance of any public or other authority (except for damages for Lessee's Property and moving expenses) and by way of confirmation, Lessee grants to Lessor all of Lessee's rights to such damages (except as aforesaid) and covenants to execute and deliver such further instruments of assignment thereof as Lessor may from time to time request.

         (b) If the Building or any part thereof shall be damaged by fire or other casualty to the extent that substantial alteration or reconstruction of the Building shall, in Lessor's sole opinion, be required (whether or not the Premises shall have been damaged) or if as a result any mortgagee of the Building requires that insurance proceeds payable in connection with such casualty be used to retire the mortgage debt, Lessor may, at its option, terminate this Lease by notifying Lessee in writing of such termination within thirty (30) days after the date of such damage, in which event this Lease shall terminate on the date set forth in such notice, and Lessor shall allow Lessee a fair diminution of Rent from and after the date of such damage to the date of such termination of this Lease to the extent the Premises are unusable for the permitted uses hereunder.

         (c) If the Premises shall be substantially damaged by fire or other casualty such that Lessee reasonably determines that the Premises are unusable for the Permitted Use, then Lessee may terminate this Lease as of the date of the occurrence of such damage by written notice thereof to Lessor within 30 days after the date of such damage, in which event this Lease shall terminate on the date set forth in such notice, and Lessor shall allow Lessee a fair diminution of Rent from and after the date of such damage to the date of such termination of this Lease to the extent the Premises are unusable for the permitted uses hereunder.

         (d) In the case of damage to or taking of any portion of the Premises or any portion of the Building, if this Lease is not terminated as a result thereof, Lessor shall thereafter diligently act to restore the Building and the Premises (or, in case of taking, what remains thereof) to substantially the condition in which they existed prior to the occurrence of such taking or casualty, provided, however, that: (i) the scope of work to be done by Lessor shall be limited to (a) that set forth as "LESSOR'S WORK" in the Work Letter, and
                  (b) the contribution of "LESSOR'S CONTRIBUTION" towards the performance of "LESSEE'S WORK" (as these terms are defined in the Work Letter), but in no event shall Lessor be required to spend in connection with the work described in this clause (i) more than the amount of insurance proceeds (provided that Lessor has maintained the required insurance under Section 7.4 if MIT is not the Lessor under this Lease) or taking award actually received and allocable thereto (except that this limitation concerning the amount of insurance proceeds shall not apply for such time as MIT self-insures, partially or totally, pursuant to Section 7.4 above); (ii) Lessor shall not be required to restore any Alterations or any of Lessee's Work which Lessee is by this Lease either entitled to or required to remove upon the expiration or earlier termination of this Lease; (iii) Lessor shall not be required to restore or replace any of Lessee's Property; and (iv) promptly upon completion of such work by Lessor, Lessee shall diligently act to restore and/or replace all Alterations and Lessee's Work, and to restore or replace all of Lessee's Property, to substantially the same condition they were in prior to the occurrence of such taking or casualty. In the event that Lessor fails to substantially complete such restoration within six (6) months of the occurrence of such taking or casualty, Lessee shall have the option to terminate this Lease by giving written notice to Lessor within forty-five (45) days after the expiration of such 6-month period; PROVIDED, HOWEVER, that if Lessor substantially completes such restoration within such 45-day period then Lessee's termination notice shall be deemed of no force or effect and this Lease shall continue in full force and effect.

         (e) Lessor shall not be liable for any inconvenience or annoyance to Lessee or injury to the business of Lessee resulting in any way from such taking or damage or the repair thereof, provided that Lessor uses reasonable efforts to minimize inconvenience and disruption to Lessee during such repair or restoration, except that (i) Lessor shall allow Lessee a fair diminution of Rent during the time and to the extent the Premises are unusable for the Permitted Use, and (ii) in the event of a partial taking, a just proportion of Rent, similarly determined, shall be abated for the remainder of the Term.

14.0     DEFAULTS; REMEDIES

         14.1 DEFAULTS; EVENTS OF DEFAULT. The following shall, if any requirement for notice or lapse of time or both has not been met, constitute defaults hereunder, and, if such conditions have been met, constitute "EVENTS OF DEFAULT" hereunder:

                  (a) The failure of Lessee to perform or observe any of Lessee's covenants or agreements hereunder concerning the payment of money for a period of ten (10) days after written notice thereof, PROVIDED, HOWEVER, that Lessee shall not be entitled to such notice if Lessor has given notice to Lessee of one or more previous such failures within a twelve-month period, in which event such failure shall constitute an Event of Default hereunder upon the expiration of ten (10) days after such payment was due;

                  (b) The failure of Lessee, without the necessity of any notice from Lessor to Lessee, either (i) to maintain the insurance required hereunder in full force and effect, or (ii) to deliver an estoppel certificate to Lessor within the time provided in Section 24.0 below);

                  (c) The execution by Lessee of any assignment, sublease or other agreement without the prior written approval of Lessor as required by Section 8.0;

                  (d) The failure of Lessee to perform or observe any of Lessee's other covenants or agreements hereunder for a period of thirty (30) days after written notice thereof (provided that, in the case of defaults not curable in thirty (30) days through the exercise of reasonable diligence, such 30-day period shall be extended so long as Lessee commences cure within such 30-day period and thereafter prosecutes such cure to completion with reasonable diligence, but such extended cure period shall not in any event exceed ninety (90) days after Lessor's initial notice to Lessee); and

                  (e) if the leasehold hereby created shall be taken on execution, or by other process of law, or if any assignment shall be made of Lessee's property for the benefit of creditors, or if a receiver, guardian, conservator, trustee in bankruptcy or similar officer shall be appointed to take charge of all or any part of Lessee's assets by a court of competent jurisdiction; or if a petition is filed by Lessee under any bankruptcy or insolvency law; or if a petition is filed against Lessee under any bankruptcy or insolvency law and the same shall not be dismissed within sixty (60) days from the date upon which it is filed, or a lien or other involuntary encumbrance is filed against Lessee's leasehold (or against the Premises, the Building or the Land based on a claim against Lessee) and is not discharged or bonded within thirty (30) days after the filing thereof.

         14.2 TERMINATION. If an Event of Default shall occur, Lessor may, at its option, immediately or any time thereafter and without demand or notice, enter upon the Premises or any part thereof in the name of the whole and repossess the same as of Lessor's former estate and dispossess Lessee and those claiming through or under Lessee and remove their effects, forcibly if necessary, without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant, and upon such entry this Lease shall terminate. In lieu of making such entry, Lessor may terminate this Lease upon three (3) business days' prior written notice to Lessee. Upon any termination of this Lease as the result of an Event of Default, Lessee shall quit and peacefully surrender the Premises to Lessor.

         14.3     SURVIVAL OF COVENANTS.

                  (a) No such termination of this Lease shall relieve Lessee of its liability and obligations under this Lease and such liability and obligations shall survive any such termination. Lessee shall indemnify and hold Lessor harmless from all loss, cost, expense, damage or liability arising out of or in connection with such termination.

                  (b) In the event of any such termination Lessee shall pay to Lessor the Rent up to the time of such termination. Lessee shall remain liable for, and shall pay on the days originally fixed for such payment hereunder, the full amount of all Basic Rent and Additional Rent as if this Lease had not been terminated; PROVIDED, HOWEVER, if Lessor relets the Premises, there shall be credited against such obligation the amount actually received by Lessor each month from such lessee after first deducting all costs and expenses incurred by Lessor in connection with releting the Premises.

                  (c) At the option of Lessor at any time after such termination, in lieu of damages pursuant to paragraph
                           (b) above, Lessee shall pay to Lessor, on demand, as and for liquidated and agreed damages for Lessee's default, the present value, discounted at the prime rate, of amount by which:

                           (i) the aggregate Rent which would have been payable under this Lease by Lessee from the date of such termination until what would have been the last day of the Term but for such termination, EXCEEDS

                           (ii) the fair and reasonable rental value of the Premises for the same period, less Lessor's reasonable estimate of expenses to be incurred in connection with releting the Premises, including, without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorneys' fees, alteration costs, and expenses of preparation for such releting.

                           There shall be credited against Lessee's obligation under this paragraph (c) all amounts actually received by Lessor from Lessee pursuant to paragraph
                           (b) above or actually received by Lessor from releting the Premises.

                  (d) If the Premises or any part thereof are relet by Lessor for the period prior to what would have been the last day of the Term but for such termination, or any portion thereof, the amount of rent reserved upon such releting shall be, PRIMA FACIE, the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the releting.

                  (e) Nothing herein contained shall limit or prejudice the right of Lessor to prove and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

         14.4 RIGHT TO RELET. At any time or from time to time after any such termination, Lessor may relet the Premises or any part thereof for such a term (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions (which may include concessions or free rent) as Lessor, in its reasonable discretion, may determine, and may collect and receive the rents therefor. Lessor shall in no way be responsible or liable for any failure to relet the Premises or any part thereof, or for any failure to collect any rent due upon any such releting; provided that Lessor shall have used reasonable efforts to mitigate damages.

         14.5 RIGHT TO EQUITABLE RELIEF. In the event there shall occur a default or threatened default hereunder, Lessor shall be entitled to enjoin such default or threatened default and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry and other remedies were not provided for in this Lease.

         14.6 PERFORMANCE BY LESSOR. In the event of a default by Lessee hereunder which continues beyond the expiration of the applicable grace period, Lessor shall have the right to perform such defaulted obligation of Lessee, including the right to enter upon the Premises to do so. Lessor shall, as a courtesy only, notify Lessee of its intention to perform such obligation. In the event of a default by Lessee hereunder which has not yet continued beyond the expiration of the applicable grace period but which Lessor determines constitutes an emergency threatening imminent injury to persons or damage to property or a violation of law or an ordinance or regulation, Lessor shall have the right to perform such defaulted obligation of Lessee (including the right to enter upon the Premises to do so) after giving Lessee such notice (if any) as is reasonable under the circumstances. In either event, the aggregate of (i) all sums so paid by Lessor, (ii) interest (at the rate of 1-1/2% per month or the highest rate permitted by law, whichever is less) on such sum, and (iii) all necessary incidental costs and expenses in connection with the performance of any such act by Lessor, shall be deemed to be Additional Rent under this Lease and shall be payable to Lessor immediately upon demand. Lessor may exercise its rights under this Section 14.6 without waiving any other of its rights or releasing Lessee from any of its obligations under this Lease.

         14.7 FURTHER REMEDIES. Nothing in this Lease contained shall require Lessor to elect any remedy for a default or Event of Default by Lessee hereunder, and all rights herein provided shall be cumulative with one another and with any other rights and remedies which Lessor may have at law or in equity in the case of such a default or Event of Default.

15.0 REAL ESTATE BROKER. Lessor and Lessee each represent to the other that they have dealt with no broker in connection with this Lease other than the Trammell Crow Company ("Broker"). Lessor shall pay the Broker as part of a separate agreement. Lessee agrees to indemnify and hold Lessor harmless from and against any claims for commissions or fees by any person other than the Broker by reason of any act of Lessee or its representatives. Lessor agrees to indemnify and hold Lessee harmless from and against any claims for commissions or fees by any person other than the Broker by reason of any act of Lessor or its representatives.

16.0 NOTICES. All notices, demands, or other communications hereunder shall or may be given either to Lessor or to Lessee, the same shall be in writing and shall be sent by hand delivery, or by registered or certified mail, postage prepaid, or by Federal Express or other similar overnight delivery service:

         Lessor:                    Massachusetts Institute of Technology
                                    238 Main Street - Suite 200
                                    Cambridge, Massachusetts  02142
                                    Attention:  Steven C. Marsh, Managing
                                    Director of Real Estate

         with a copy to:            Meredith & Grew, Inc.
                                    238 Main Street
                                    Cambridge, Massachusetts  02142
                                    Attention:  John Sullivan

         and to:                    Stuart T. Freeland
                                    Rackemann, Sawyer & Brewster
                                    One Financial Center
                                    Boston, Massachusetts 02111



         Lessee:                    Transkaryotic Therapies, Inc.
                                    195 Albany Street
                                    Cambridge, Massachusetts 02139-4213
                                    Attn:  Senior Vice President of
                                           Administration/General Counsel

         with a copy to:            Katharine E. Bachman, Esq.
                                    Hale and Dorr LLP
                                    60 State Street
                                    Boston, Massachusetts  02109

         Any notice, demand or other communication shall be effective upon receipt by or tender for delivery to the intended recipient thereof.

17.0 NO WAIVERS. Failure of Lessor to complain of any act or omission on the part of Lessee, no matter how long the same may continue, shall not be deemed to be a waiver by Lessor of any of its rights hereunder. No waiver by Lessor at any time, expressed or implied, of any breach of any provision of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision. No acceptance by Lessor of any partial payment shall constitute an accord or satisfaction but shall only be deemed a partial payment on account; nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such installment or pursue any other remedy available to Lessor in this Lease or at law or in equity.

18.0     MANAGEMENT OF THE BUILDING.

         18.1. So long as Lessee is lessee of the entire Building (whether or not Lessee has sublet any portion thereof), Lessee shall have the right to manage the Building in which event it shall be fully responsible for the operation, maintenance and repair of the Building and the Land, including the responsibility to provide the services described on Exhibit D subject however to Lessor's obligations under the Work Letter. Notwithstanding the foregoing, Lessor shall retain responsibility for snow removal from the Land and from the sidewalks adjacent to the Land.

         18.2. If Lessee does not elect to manage the Building, Lessor shall furnish the services described on EXHIBIT D attached hereto, the cost of which shall be included in Operating Expenses. Lessor shall not be liable in damages, nor in default hereunder, for any failure or delay in furnishing any service rendered customarily to the Premises or Building or agreed to by the terms of this Lease, due to any accident, to the making of repairs, alterations or improvements, or to the occurrence of an event of "Force Majeure" as defined in Section 27 below, or to any act or default of Lessee hereunder. No such failure shall be held or pleaded as an eviction or disturbance in any manner whatsoever of Lessee's possession or give Lessee any right to terminate this Lease or give rise to any claim for set-off or any abatement of Rent or of any of Lessee's obligations under this Lease.

19.0 SIGNS. So long as Lessee is, itself, physically occupying 95,000 square feet of the Rental Area of the Building, Lessee shall have exclusive right to control the placement of signs on the exterior of the Building subject to the following requirements. All signs must be located on the Building and must comply with all municipal regulations. Lessee must obtain Lessor's approval of the location, size and appearance of all signs prior to their placement on the Building. Lessee shall be responsible, at its own expense, to obtain all permits and approvals for signs. The rights granted to Lessee under this Section 19 will terminate and revert to Lessor if at any time Lessee no longer occupies at least 95,000 square feet of the Rental Area of the Building.

20.0 LESSEE'S RIGHT TO TERMINATE EXISTING LEASE. Upon the execution and delivery of this Lease Agreement by both parties and satisfaction of the conditions set forth in Section 21, Lessee shall have the right to notify Lessor of its election to terminate its existing lease of space at 230 Albany Street, Cambridge, Massachusetts (the "Albany Street Lease"), such termination to be effective not sooner than nine months after the Commencement Date under this Lease. This right shall be exercised by written notice to Landllord stating the date on which the Albany Street Lease will terminate in compliance with the preceding sentence.

21.0 CONDITION PRECEDENT. Lessor's obligations under this Agreement are hereby made subject to the condition that Lessor shall have obtained all permits made necessary by requirements specific to Lessee's Work or Lessee's use of the Premises, Lessor hereby representing that it has obtained a Building Permit for Lessor's Work.

22.0     QUIET ENJOYMENT; GROUND LEASES; MORTGAGES

         22.1 QUIET ENJOYMENT. Lessor covenants that, provided that an Event of Default has not occurred and is not then continuing, Lessee shall quietly have and enjoy the Premises during the Term, without hindrance or molestation from any person lawfully claiming by, through or under Lessor.

         22.2 RIGHTS OF GROUND LESSORS AND MORTGAGEES. No act or failure to act on the part of Lessor which would entitle Lessee under the terms of this Lease, or by law, to be relieved of Lessee's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Lessee shall have first given written notice to Lessor's ground lessors and mortgagees of record of the act or failure to act on the part of Lessor which Lessee claims as the basis of Lessee's rights; and (ii) such ground lessors and mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition within a reasonable time thereafter, but nothing in this Lease shall be deemed to impose any obligation on any such ground lessor or mortgagee to correct or cure any such condition. No ground lessor shall be liable for the failure to perform any of the obligations of Lessor hereunder unless and until such ground lessor terminates its ground lease and takes possession of the Premises, nor shall any mortgagee be liable for the failure to perform any of the obligations of Lessor hereunder unless and until such mortgagee enters upon and takes possession of the Premises for purposes of foreclosure.

         22.3 LEASE SUBORDINATE. This Lease is and shall be subject and subordinate to any ground lease or mortgage hereafter on the Premises, and to all advances under any such mortgage and to all renewals, amendments, extensions and consolidations thereof, provided that Lessor shall obtain from such ground lessor or mortgagee an agreement (a "NON-DISTURBANCE AGREEMENT") in commercially reasonable form whereby such ground lessor or mortgagee agrees not to disturb the possession of Lessee under this Lease or to join Lessee in summary or foreclosure proceedings in the event such ground lessor terminates its ground lease or such mortgagee forecloses its interest against the Premises under its mortgage so long as Lessee duly and promptly keeps and performs all of its obligations hereunder, and Lessee shall enter into such agreement and agree to attorn to such ground lessor or mortgagee as its landlord under this Lease in the event of such foreclosure. In confirmation of such subordination, Lessee shall execute and deliver promptly a certificate in recordable form that Lessor or any ground lessor or any mortgagee may request. Notwithstanding the foregoing provisions of this Section, the holder of any mortgage on the Premises may at any time subordinate its mortgage to this Lease by written notice to Lessee. Lessor hereby represents that there is no mortgage or ground lease of the Premises as of the date of this Lease.

  23.0 SECURITY DEPOSIT. Lessee shall, deposit with Lessor the Security Deposit, of which not less than $680,000 shall be in the form of cash (the "Cash Security") and the balance of which may be in the form of a Letter of Credit as described in this Section (the "Letter of Credit"), as security for the full and faithful payment and performance by Lessee of its obligations under this Lease, and not as a prepayment of Rent. The Cash Security shall be deposited with Lessor simultaneously with the execution and delivery of this Lease and, if Lessee elects to deliver a portion of the Security Deposit in the form of a Letter of Credit, such letter shall be deposited with Lessor within two weeks thereafter. For purposes of this Lease, the term "Security Deposit" shall mean and include all Cash Security and any Letter of Credit deposited with Lessor pursuant to this Section.

         If Lessee elects to deliver a Letter of Credit, it shall be an irrevocable standby letter of credit, in form and content and issued by a commercial bank satisfactory to Lessor (in its sole discretion), which Letter of Credit shall provide that it may be drawn upon in Boston, Massachusetts (i) in part, upon the presentation of a sight draft accompanied by a certificate signed by either the Managing Director of Real Estate or the Treasurer of Lessor or the designee of either, setting forth the amount due to Lessor by reason of the occurrence of an Event of Default by Lessee hereunder, and (ii) in whole, upon the presentation of a sight draft accompanied by a certificate signed by either the Managing Director of Real Estate or the Treasurer of Lessor or the designee of either, stating either that
         (a) Lessor has terminated this Lease by reason of the occurrence of an Event of Default by Lessee hereunder, or (b) the Lease Term has more than thirty (30) days remaining and such Letter of Credit will expire within thirty (30) days of such certificate and Lessee has not deposited a substitute Letter of Credit in the form, amount and issued by a bank as required by this Section. Lessee shall deposit the original Letter of Credit with Lessor.

         So long as MIT is the Lessor, any Cash Security held by Lessor pursuant to this section may be commingled with Lessor's other funds, provided that, at any time MIT is not the Lessor, any Cash Security shall be held in a segregated interest bearing account. Lessor shall pay interest on the Cash Security to Lessee annually at the rate of 4% per year within ninety (90) days after the end of each fiscal year of the Lessor. Unless Lessee elects to deliver to Lessor the entire
         Security Deposit in the form of Cash Security, then during the Lease Term (including the Extension Term, if any) Lessee will keep the Letter of Credit in full force and in compliance with the provisions of this Lease.

         Lessor shall assign the Security Deposit to any transferee of the Building from Lessor who takes title to the Building subject to this Lease (or, in the case of the Letter of Credit, assign and deliver the original Letter of Credit to such transferee) and thereafter Lessor shall have no further responsibility therefor. Upon the expiration (or earlier termination) of the Term of this Lease, Lessor shall inspect the Premises, make such deductions from the Security Deposit as may be required to cure any default by Lessee hereunder, and, if Lessee is not then in default hereunder, pay the balance of the Cash Security (or return the original Letter of Credit, as the case may be) to Lessee within twenty (20) days of such expiration or termination. If Lessee is in default at the time of such expiration or termination, the Lessor shall be entitled to retain so much of the Security Deposit as Lessor reasonably estimates to be Lessee's liability to Lessor under this Lease and shall pay the balance, if any, to Lessee within such 20-day period.

         In the event that Lessor transfers the Premises to any transferee who takes title to the Premises subject to this Lease and the bank issuing the Letter of Credit does not consent to the transfer of any beneficial interest in the Letter of Credit to such transferee or issue a replacement Letter of Credit in identical form to such transferee, then Lessor may draw on the Letter of Credit and the proceeds shall be held and applied as Cash Security under this Section.

         In the event that Lessor draws upon and applies or retains any portion or all of the proceeds of the Letter of Credit, or applies all or any portion of the Cash Security, towards the cure of an Event of Default by Lessee hereunder or towards damages payable by Lessee to Lessor by reason of the occurrence of an Event of Default by Lessee hereunder, Lessee shall pay to Lessor, as Additional Rent, the amount so expended by Lessor within ten (10) business days of notice given by Lessor so that at all times (subject to the 10-business day grace period herein referenced) Lessor shall be entitled to draw down upon the full aggregate amount of the Letter of Credit (or hold the full Cash Security, or some combination thereof) required to be deposited with Lessor hereunder. Any failure of Lessee to deliver to Lessor the Cash Security or Letter of Credit as prescribed herein or to restore any amount drawn under the Letter of Credit or expended from the Cash Security within the time and manner specified in this Section shall constitute an Event of Default under the Lease and entitle Lessor to immediately draw down the Letter of Credit then in force or effect and Lessor shall retain such cash amounts (or the Cash Security, as appropriate) as a Security Deposit pursuant to the provisions of this Section.

         Lessee shall be solely responsible for the payment of all costs associated with obtaining, replacing (as necessary), transferring, extending and maintaining the Letter of Credit in accordance with the terms of this Section.

24.0 NOTICE OF LEASE; ESTOPPEL CERTIFICATES. Lessor and Lessee agree that this Lease shall not be recorded. However, upon the request of either party, Lessor and Lessee shall execute and acknowledge a Notice of Lease in mutually acceptable and recordable form. Furthermore, at such time as the Commencement Date has been established, upon the request of either party Lessor and Lessee shall execute and acknowledge an appropriate amendment to such Notice of Lease (specifying the Commencement Date) in recordable form.

         From time to time during the Term, and without charge, either party shall, within fifteen (15) business days of request by the other party, certify by written instrument duly executed and acknowledged, to such other party or to any person specified in the request by such other party, regarding (a) the existence of any amendments or supplements to this Lease; (b) the validity and force and effect of this Lease; (c) the existence of any default; (d) the existence of any offsets, counterclaims or defenses; (e) the Commencement Date and the expiration date of the Term; (f) the amount of Rent due and payable and the date to which Rent has been paid; and (g) any other matter reasonably requested.

25.0 HOLDING OVER. If Lessee occupies the Premises after the day on which the Term expires (or the effective date of any earlier termination as herein provided) without having entered into a new lease thereof with Lessor, Lessee shall be a Lessee-at-sufferance only, subject to all of the terms and provisions of this Lease at 150% of the rate of the Basic Rent in effect on the last day of the Term. Such a holding over, even if with the consent of Lessor, shall not constitute an extension or renewal of this Lease.

26.0 LESSOR'S AGREEMENTS REGARDING ENVIRONMENTAL MATTERS. Lessor agrees to provide to Lessee copies of information presently in its possession and which it hereafter obtains regarding the compliance of the Land and Building with Legal Requirements relating to Hazardous Materials; provided that Lessor makes no representation concerning the accuracy of completeness of such information. Lessor agrees to remediate in compliance with Legal Requirements any release of Hazardous Materials on the Land or in the Building existing prior to the Commencement Date unless caused by the actions of the Lessee or its agents.

27.0 FORCE MAJEURE. Neither Lessor nor Lessee shall be deemed to be in default hereunder (and the time for performance of any of their respective obligations hereunder other than the payment of money shall be postponed) for so long as the performance of such obligation is prevented by strike, lock-out, act of God, absence of materials or any other matter not reasonably within the control of the party which must perform the obligation (collectively, "Force Majeure").

28.0 ENTIRE AGREEMENT. No oral statement or prior written matter shall have any force or effect. This Agreement shall not be modified or canceled except by writing subscribed to by all parties.

29.0 APPLICABLE LAW, SEVERABILITY AND CONSTRUCTION. This Lease shall be governed by and construed in accordance with the laws of Massachusetts and, if any provisions of this Lease shall to any extent be invalid, the remainder of this Lease, and the application of such provisions in other circumstances, shall not be affected thereby. The titles of the several Sections contained herein are for convenience only and shall not be considered in construing this Lease. Whenever the singular is used and when required by the context it shall include the plural, and the neuter gender shall include the masculine and feminine. The Exhibits attached to this Lease are incorporated into this Lease by reference. This Lease may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. The term "LESSOR" whenever used herein, shall mean only the owner at the time of Lessor's interest herein, and no covenant or agreement of Lessor, express or implied, shall be binding upon any person except for defaults occurring during such person's period of ownership nor binding individually upon any agent, fiduciary, shareholder, officer, director or partner of Lessor, and the liability of Lessor, in any event, shall be limited to Lessor's interest in the Building. If more than one person or entity executes this Lease as Lessee, the Lessee's obligations hereunder shall be the joint and several obligation of such persons or entities. Unless repugnant to the context, "LESSOR" and "LESSEE" mean the person or persons, natural or corporate, named above as Lessor and as Lessee respectively, and their respective heirs, executors, administrators, successors and assigns.

30.0 SUCCESSORS AND ASSIGNS. The terms, covenants and conditions of this Lease shall run with the Land, and be binding upon and inure to the benefit of Lessor and Lessee and their respective successors and permitted assigns.

31.0 AUTHORITY. Contemporaneously with the signing of this Lease, Lessee shall furnish to Lessor a certified copy of the resolution of the Board of Directors or Managers of Lessee authorizing Lessee to enter into this Lease and authorizing the person executing this Lease on behalf of Lessee to do so.

         WITNESS the execution hereof under seal as of the day and year first above written.


         LESSOR:                        MASSACHUSETTS INSTITUTE OF
                                        TECHNOLOGY

                                        By:
                                           --------------------------------
                                           Steven C. Marsh, its
                                           Managing Director of Real Estate


         LESSEE:                           Transkaryotic Therapies, Inc.


                                        By:
                                           --------------------------------
                                           Daniel E. Geffken,
                                           Vice President Finance and
                                           Chief Financial Officer

                                    EXHIBIT A

                              PLAN OF THE PREMISES

                                 (see attached)

                   (Plan of the premises atached depicts the
                         physical plan of the premises)

                                    EXHIBIT B

                             DESCRIPTION OF THE LAND

         The land in Cambridge Massachusetts known as 28 Osborn Street more fully described as follows:

         PARCEL NO. 1. A certain parcel of vacant land situated in said Cambridge on the southerly side of Main Street bounded as follows: Beginning at a point on the southerly side of Main Street distant westerly from the junction of said southerly side of Main Street with the westerly side of Portland Street,
89.4 feet; thence running westerly and bounded northerly by said Main Street, 172 feet; thence turning and running southerly bounded westerly by a right of way as shown on a plan hereinafter referred to, 300 feet; thence turning and running easterly, bounded southerly by land now or formerly of the Allen & Endicott Building Company, 172 feet; thence turning and running northerly by the center line of a certain spur track as shown on said plan and bounded easterly by land now or formerly of the H.B. Smith Company, 300 feet; containing approximately 51,600 square feet of land; all as shown on a land entitled "Plan of Premises sold from the estate of the Allen & Endicott Building Co.", E.E. Bowker, Engineer and Surveyor, dated September 13, 1919, and duly recorded with Middlesex South District Registry of Deeds, Plan Book 276, Plan 32.

         PARCEL NO. 2. A certain parcel of vacant land situated in said Cambridge on the northwesterly side of Albany Street, being marked "Lot B" on a plan of land in said Cambridge, dated November 25, 1927, and recorded with said Deeds, Book of Plans 407, Page 5, on December 2, 1927, bounded and described as follows: Southeasterly by said Albany Street, by two lines forty-three and 20/100 (43.20) feet and two hundred twelve and 66/100 (212.66) feet; and Westerly by land now or formerly of Isaac Kaplan, Trustee, one hundred seventy-one and 20/100 (171.20) feet; Northerly by lot marked "A" on said plan, being in part by the end of a twenty (20) foot passageway, thirty-two and 66/100 (32.66) feet; Westerly again by said lot marked "A", being the easterly line of said passageway, one hundred twenty-seven and 10/100 (127.10) feet; Northerly by land now or formerly of Midvale Cambria Company, one hundred seventy-two (172) feet; and Easterly by the center line of a spur track, at land now or formerly of H.B. Smith Company, one hundred forty-four and 04/100 (144.04) feet; containing approximately 41,365 square feet of land.

         PARCEL NO. 3. A certain parcel of land situated at 640 Main Street, Cambridge, Massachusetts, bounded and described as follows:

         NORTHERLY         by said Main Street, eighty-nine and 40/100 (89.40);
                           feet;

         EASTERLY and      by Portland Street by two courses two hundred
         SOUTHEASTERLY     thirty and 87/100 (230.87) feet, and two hundred
                           thirty-seven and

                           78/100 (237.78) feet; and

         WESTERLY by land now or formerly of Allen & Endicott Building Company four hundred forty-four and 52/100 (444.52) feet;

being shown on a plan of premises sold from the estate of Allen & Endicott Building Company, E.F. Bowker, Engineer and Surveyor, July 7, 1919 and filed in Plan Book Vol. 302, Page 21 at Middlesex South Registry of Deeds, containing 33,809 square feet of land accordingly to said plan.

         PARCEL NO. 4. The land with the buildings thereon situated in Cambridge, Middlesex, County, Massachusetts, and being shown as Lot A and the Lot lying to the South of said Lot A, as shown on plan entitled "Plan of Land in Cambridge, Mass.", dated November 25, 1927, and recorded with the Middlesex South District Registry in Book of Plans 407, Plan 5, bounded and described as follows:

         NORTHERLY         by Main Street, one hundred forty-one and 2/100
                           (141.02) feet;

         WESTERLY by Osborne Street, six hundred seventy-eight and 71/100 (678.71) feet

         SOUTHEASTERLY     by Albany Street, one hundred thirty-five and 13/100
                           (134.13) feet;

         EASTERLY By Lot B as shown on the aforesaid plan, one hundred seventy-one and 20/100 (171.20) feet;

         SOUTHERLY         by the same, thirty-two and 66/100 (32.66) feet; and

         EASTERLY again by the same and by land now or formerly of General Latex and Chemical Corp., four hundred twenty-seven and 10/100 (427.10)feet; containing 83,178 square feet of land, more or less.

See also a plan entitled "Plan of Premises in Cambridge, surveyed for Alan and Endicott, Trs." dated December 22, 1924, recorded with said Deeds in Plan Book 346, Plan 50 and refer to a deed recorded with said Deeds in Book 5047, Page 151.

                                    EXHIBIT C

                                   WORK LETTER

         This Work Letter is incorporated by reference into the Lease dated August 4, 2000, by and between Massachusetts Institute of Technology, as Lessor, and Transkaryotic Therapies, Inc., as Lessee. Terms defined in or by reference in the Lease not otherwise defined herein shall have the same meaning herein as therein.

1. ADDITIONAL DEFINITIONS. Each of the following terms shall have the meaning stated immediately after it:

                  COMMENCEMENT DATE.  The first to occur of:

                  (i) six months after the date on which Lessor has "substantially completed" Lessor's Work within the tenantable area of the interior of the Building or a portion thereof as described below and made such area available to Lessee for the completion of Lessee's Work ("Lessor's Delivery Date"), or

                  (ii) the date on which Lessee first conducts its business in the Premises or a portion thereof, or

                  (iii) the date determined pursuant to Paragraph 8 of this Work Letter.

                  If Lessor has completed Lessor's Work for a substantial portion but less than all of the Premises and such portion may reasonably be occupied by the Lessee for the Permitted Use independently of the remaining portion, the Commencement Date shall occur six months after such portion has been made available to the Lessee for the completion of Lessee's Work therein, and Basic Rent shall be prorated as set forth in
                  Section 4.1. If the Premises are delivered in two portions, subparagraphs (i) (ii) and (iii) shall apply independently to each portion. For the purposes of determining the expiration date of the Initial Term and the earliest date on which Lessee's existing lease at 230 Albany Street may be terminated, the Commencement Date shall be deemed to be Commencement Date for the portion last delivered.

                  CONSTRUCTION AUTHORIZATIONS. Collectively, all permits, licenses and other consents and approvals required from any governmental authority for the construction of Lessee's Work.

                  LESSEE'S GENERAL CONTRACTOR. A general contractor selected by Lessee and approved in writing by Lessor, who will be engaged by Lessee to construct Lessee's Work.

                  LESSOR'S DELIVERY DATE.  As defined above in this Paragraph 1.

                  LESSOR'S GENERAL CONTRACTOR. A general contractor selected by Lessor engaged to construct Lessor's Work.

                  LESSOR'S WORK. The work shown on the Lessor's Working Drawings to be performed by Lessor in connection with the completion of the Premises as shown on SCHEDULE 1 to this Work Letter entitled "Shell/Core Tenant Improvements Responsibility Matrix" which plans shall be subject to Lessee's review and approval not to be unreasonably withheld. Lessee has approved the plans identified on Exhibit G to the Lease.

                  LESSEE'S WORK. All improvements, alterations and additions which Lessee wishes to make to the Premises as part of the initial preparation thereof for Lessee's occupancy and shall include the items of work for which Lessee is made responsible on SCHEDULE 1.

                  LESSOR'S CONTRIBUTION. The amount to be provided by Lessor to Lessee in reimbursement of costs and expenses incurred by Lessee in performing Lessee's Work, which amount shall not exceed $37.50 per square foot of Rental Area of the Premises.

                  SPACE PLAN. A plan showing the general layout of the Premises, including circulation elements and the location of primary function areas, to be prepared by the Lessee.

                  LESSEE'S WORKING DRAWINGS. The working drawings and specifications for Lessee's Work, to be prepared by Lessee and Lessee's architect in accordance with this Work Letter. Lessee's Working Drawings shall be prepared in compliance with all applicable Legal Requirements and stamped by registered Massachusetts professionals, and shall consist of all architectural and engineering plans and specifications which are required to finish the Premises or to obtain any Construction Authorization required therefor.

                  LESSOR'S WORKING DRAWINGS. The working drawings and specifications for Lessor's Work, to be prepared by Lessor and Lessor's architect in accordance with this Work Letter. Lessor's Working Drawings shall be prepared in compliance with all applicable Legal Requirements and stamped by registered Massachusetts professionals, and shall consist of all architectural and engineering plans and specifications which are required to perform Lessor's Work or to obtain any Construction Authorization required therefor.

2. PREPARATION OF THE PREMISES. Lessor shall, at its sole cost and expense, perform Lessor's

         Work. Lessor shall give written notice to Lessee approximately thirty (30) days in advance of Lessor's anticipated substantial completion of Lessor's Work, and Lessee shall have the right to inspect Lessor's Work to confirm that the same has been completed in accordance with the requirements of this Work Letter. Lessee shall perform Lessee's Work at Lessee's sole cost and expense, subject to the payment by Lessor of Lessor's Contribution as hereinbelow provided.

         Lessee shall have the right to defer the performance of Lessee's Work for up to twenty thousand square feet of the Premises for a period of two years after the Commencement Date without losing its right to receive Lessor's Contribution with respect to such space; provided however that Lessee shall install window blinds and make such other improvements to the unimproved space as may be necessary so that it presents the same appearance from the exterior of the Building as the space which has been improved and occupied. If Lessee has not directed Lessor to commence the improvement of the unimproved space prior to the end of the two year period, Lessee's right to receive Lessor's contribution with respect to such space shall terminate.

         Lessor shall obtain from Lessor's General Contractor a guaranty against construction defects for a period of not less than one (1) year.

         Lessor agrees that, if Lessee is unable to occupy the Premises six (6) months after Lessor's Delivery Date has occurred as described in Paragraph 1 of this Work Letter because of a failure by Lessor to complete one or more items of Lessor's Work reasonably necessary for such occupancy, the Commencement Date shall be deferred until the completion of such items of Lessor's Work. If the Premises are delivered in two portions as described in Paragraph 1, the preceding sentence shall apply independently to each portion except as set forth in that paragraph. Lessor agrees further that, if Lessor's Work has not been completed in its entirety by January 1, 2003, unless caused by a Lessee Delay, Lessee shall have the right to terminate this Lease without other recourse against the Lessor.

3. INSURANCE. Prior to the commencement of any design work on Lessee's Work, Lessee shall provide to Lessor an original certificate of insurance, in customary form, for each architect and engineer retained by Lessee in connection with the design and/or construction of Lessee's Work, which certificate shall evidence a current "errors and omissions" insurance policy as in effect, in an amount reasonably acceptable to Lessor. Prior to the commencement of the construction of Lessee's Work, Lessee shall provide to Lessor an original certificate of insurance for Lessee's General Contractor (or, if no general contractor is used, each trade contractor) employed by Lessee in connection with the construction of Lessee's Work, which certificate shall evidence a current general liability insurance policy as in effect, in an amount reasonably acceptable to Lessor, naming Lessor as an additional insured.

4. SPACE PLAN. Within 90 days after the execution and delivery of this Lease Agreement, Lessee shall prepare and deliver the Space Plan to Lessor. Lessor shall review the Space


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

         Plan and meet with Lessee within 15 days of Lessor's receipt thereof. In the event that Lessor determines the Space Plan to be incomplete or inconsistent with the base building design, Lessor will return the Space Plan to Lessee for corrections and/or revisions. Lessee shall deliver a corrected Space Plan to Lessor at Lessee's sole cost and expense within 15 days after return thereof by Lessor. Upon mutual approval of the Space Plan, Lessee will cause the preparation of Lessee's Working Drawings to commence.

5. LESSEE'S WORKING DRAWINGS. Lessee shall select an architect to prepare architectural working drawings, which architect shall be subject to Lessor's reasonable approval. Lessee shall use the MEP engineers designated by Lessor to prepare those portions of the Lessee's Working Drawings. Lessee shall deliver the schematic design component of Lessee's Working Drawings to Lessor not later than December 1, 2000 and the design development component of Lessee's Working Drawings not later than March 1, 2001. Lessor shall review Lessee's Working Drawings and give Lessee written notice within ten (10) days of receipt thereof either that (i) it approves the Working Drawings, or (ii) it disapproves the Working Drawings, together with a written list of required modifications. If Lessor desires that all or any components of Lessee's Work be removed upon the expiration or earlier termination of the Term, Lessor shall so inform Lessee in such written notice. Lessee shall be solely responsible for the preparation and completion of all preliminary and final Lessee's Working Drawings.

         Lessee shall revise the preliminary Lessee's Working Drawings to incorporate the corrections and modifications requested by Lessor and shall submit final Working Drawings to Lessor for its approval within thirty (30) days after its receipt of the list of corrections and modifications from Lessor. Lessor shall review the final Working Drawings and, within fifteen (15) business days after receipt thereof, Lessor shall either (a) notify Lessee that Lessor has approved the final Working Drawings, or (b) provide to Lessee a list of corrections and modifications which Lessor requires to be made to the Working Drawings. Lessor shall also provide to Lessee within such 15-business day period a supplementary list of those elements of Lessee's Work which Lessee must remove at the expiration or earlier termination of this Lease (if any). In the event Lessor returns the final Working Drawings to Lessee for further correction or modification, Lessee shall diligently correct the Working Drawings and re-submit them to Lessor for approval pursuant to the preceding provisions of this paragraph including the period of time within which the Working Drawings must be submitted. No work shall be performed until final Lessee's Working Drawings have been approved in writing by Lessor.

         The review and/or approval by Lessor or its architect or engineers of any plans, sketches or Working Drawings submitted by Lessee relating to Lessee's Improvements shall not (i) constitute an opinion or representation by Lessor that the same are in compliance with all applicable Legal Requirements and the provisions of all applicable insurance policies or as to the feasibility of constructing the work shown thereon, or (ii) impose on Lessor any responsibility for a design defect, it being agreed that all such responsibility shall remain solely with Lessee.

         Lessee shall reimburse Lessor, promptly upon demand therefor, for all costs and expenses reasonably incurred by Lessor in reviewing any plans, drawings and specifications submitted by Lessee pursuant to this Work Letter, which reimbursement shall be due and payable as Additional Rent.

6. LESSEE'S GENERAL CONTRACTOR. Lessee shall obtain the prior reasonable written approval of Lessor as to Lessee's General Contractor.

7. LESSEE'S WORK. Lessee shall be solely responsible for obtaining all Construction Authorizations required for Lessee's Work. Lessee shall apply for and maintain in full force and effect (or cause Lessee's General Contractor to apply for and so maintain) all Construction Authorizations required for the construction of Lessee's Work, and upon completion of Lessee's Work shall obtain a certificate of occupancy for the Premises from the appropriate governmental authority. Lessee shall deliver to Lessor a copy of said certificate of occupancy promptly after receiving the same.

         Promptly after receiving all Construction Authorizations required for Lessee's Work, Lessee shall cause Lessee's General Contractor to commence construction and diligently to proceed to completion thereof. All construction shall be performed in a good and workmanlike manner, using new materials and in compliance with the Working Drawings, the Construction Authorizations, all Legal Requirements, and the provisions of all applicable insurance policies.

         Lessee shall pay promptly for all labor and materials supplied to Lessee in connection with Lessee's Work, shall not cause or permit any liens for such labor or materials to attach to the Premises, and shall bond or discharge any such lien which may be filed or recorded within fifteen (15) days after Lessee receives actual notice of such filing or recording.

         The construction of Lessee's Work shall be subject to the requirements set forth in Section 11.0(f) of the Lease. Lessor may inspect such work at any time or times and shall promptly give notice to Lessee of any observed defects. Lessee shall indemnify, defend and hold harmless Lessor from and against any and all liability, damage, penalties or judgments and from and against any claims, actions, proceedings and expenses and costs in connection therewith, including reasonable attorneys' fees, arising out of or resulting from the design or construction of Lessee's Work.

         Lessee shall obtain from Lessee's General Contractor a guaranty against construction defects for a period of not less than one (1) year.

8. LESSEE'S DELAYS. Notwithstanding the definition of "Commencement Date" set forth in Paragraph 1 above, if Lessor is delayed in substantially completing the Premises as the


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

         result of the occurrence of any one or more of the following (collectively, "Lessee's Delays"):

                  (a) delay in delivery by Lessee or its agents, contractors, or consultants of the Space Plan or Lessee's Working Drawings, or any other information, plans, design work and detailed drawing beyond the dates herein provided for such delivery, or

                  (b) Lessee's changes to Lessee's Working Drawings (notwithstanding Lessor's approval of such changes), or

                  (c) delays in performance by Lessee or any person employed by Lessee which causes delays in the completion of any work to be done by Lessor or which shall otherwise delay the "substantial completion" of the Premises, or

                  (d) any fault, negligence, omission, or failure to act on the part of Lessee or its agents, contractors, workmen, mechanics or suppliers,

                  then the Commencement Date shall be the date on which Lessor reasonably estimates the Premises would have been "substantially complete" but for such occurrence.

9. PAYMENT OF LESSOR'S CONTRIBUTION. Lessor shall make progress payments towards the cost of Lessee's work pro rata with payments made to Lessee's contractors by Lessee based on the estimated cost to complete Lessee's Work determined from time to time during the construction of Lessee's Work. (Thus, if the estimated cost of Lessee's Work is $60 per square foot of Rental Area, Lessor's share of each progress payment would be 62.5%) As a condition to Lessor's obligation to make a payment of Lessor's Contribution, Lessee shall furnish to Lessor: (i) a certificate from Lessee's architect on form AIA G702 indicating the portion of Lessee's Work completed as of the date stated in Lessee's request for payment is in accordance with the Working Drawings and indicating that the construction of the work is progressing in accordance with the applicable schedule and the estimated cost of completion of Lessee's Work (Architect's Certificate") and (ii) partial lien waivers from Lessee's General Contractor and any major subcontractors covering all work completed and requisitioned as of the date of Lessee's request for payment, subject to payment for all unpaid and requisitioned work ("Lien Waivers"). Payment will be made within ten (10) days of Lessee's request for payment together with the Architect's Certificate and Lien Waivers.

10. LESSEE'S ACCESS TO THE PREMISES. Lessee and Lessee's agents, at Lessee's sole risk, may, with Lessor's prior consent (which consent shall not be unreasonably withheld or delayed), enter the Premises prior to the completion of Lessor's Work in order to do such work as may be required to make the Premises ready for Lessee's use and occupancy thereof. If Lessor permits such entry, such permission shall be conditioned upon Lessee and Lessee's agents, contractors, workmen, mechanics, suppliers and invitees, working in harmony with Lessor and the general contractor and with other Lessees and occupants of the Building. If at any time such entry shall cause or threaten to cause disharmony or otherwise interfere with the orderly completion or operation of the Building, Lessor shall have the right to withdraw such permission upon twenty-four (24) hours written notice to Lessee. Any such entry into and occupation of the Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of this Lease except the covenant to pay Rent. Lessor shall not be liable in any way for any injury, loss or damage which may occur to any of Lessee's work and installations made in the Premises or to properties placed therein during construction of the Premises, the same being at Lessee's sole risk.

11. LESSOR'S AND LESSEE'S REPRESENTATIVES. Prior to the commencement of any design work for the Premises, each party hereto shall designate in writing to the other a person as "Lessor's Representative" and "Lessee's Representative" respectively. Each party may rely on the other's Representative with respect to all matters which pertain to this Work Letter (including, but not limited to, authorizing changes in the work or the use of overtime, or interpreting the Working Drawings), each party having authorized its Representative to make decisions binding upon such party with respect to such matters.

12. POSSESSION BY LESSEE. Subject to Lessee's right to bring claims under the warranty of the General Contractor referred to in Section 2 of this Work Letter and any warranties provided by subcontractors which Lessor agrees to assign to Lessee as lessee of the entire building, all of Lessor's Work shall be deemed to be accepted by Lessee except for such items as are specified in a written notice given by Lessee to Lessor not later than thirty (30) days after the date on which Lessee takes possession of the Premises except for (i) latent defects not reasonably discoverable within such 30-day period, and (ii) defects which are not reasonably discoverable during such 30-day period because of the seasonal impact of the defect. Lessor shall correct the items set forth in such notice as soon as practicable, and in all events within thirty
         (30) days after such notice.

13. UNION CONTRACTORS AND SUBCONTRACTORS REQUIRED. All general contractors and subcontractors selected to perform work under this Work Letter must be union contractors.

14. GENERAL. A breach by Lessee of any provision of this Work Letter shall constitute a default under the Lease, for which Lessor shall have all remedies therein provided.

                                    EXHIBIT D

                      SERVICES PROVIDED BY BUILDING MANAGER

This Exhibit is incorporated by reference into the Lease dated August 4, 2000, by and between Massachusetts Institute of Technology, as Lessor, and Transkaryotic Therapies, Inc., as Lessee. Terms defined in or by reference in the Lease not otherwise defined herein shall have the same meaning herein as therein.

Lessor shall provide the following services at the Building unless Lessee elects to manage the Building as permitted by Section 21 of the Lease Agreement in which event Lessee shall be responsible to provide such services to itself and any sublessees.:

1. Heating and air conditioning services for the Premises as demised at the start of the Term for normal office operations between the hours of 8:00 a.m. and 6:00 p.m., Monday through Friday, except on national or state holidays. Excluded from such services are air conditioning requirements for computers or other exceptional office machinery. If Lessee requires air conditioning or heating services at hours other than those set forth above, Lessor shall provide such service, and Lessee shall pay Lessor's costs to furnish such service as Additional Rent.

2. Maintenance of the following: all Building heating equipment, electrical equipment, and plumbing systems in public areas only; all Building air conditioning equipment, excluding special air conditioning equipment; all window frames and glass, unless the damage to any of the above is caused by the willful neglect or misuse by Lessee.

3. Nightly (Monday-Friday) cleaning of the public corridors, stairwells, lobbies, bathrooms; and cleaning of the windows, both inside and out, two (2) times per year.

4. Extermination of all public and tenanted areas of the Building, as the management of the Building deems necessary.

5. Structural maintenance of the Premises including repairs to the roof, exterior walls of the building and structural damage to the floors.

6. landscaping maintenance, maintenance of the Parking Area (except for snow removal), and other services as deemed necessary by Lessor for the normal operation of the Building and the Land

7.       Security for the Building as reasonably determined by Lessor.

                                    EXHIBIT E

                           SERVICES PROVIDED BY LESSEE

         This Exhibit is incorporated by reference into the Lease dated August 4, 2000, by and between Massachusetts Institute of Technology, as Lessor, and Transkaryotic Therapies, Inc., as Lessee. Terms defined in or by reference in the Lease not otherwise defined herein shall have the same meaning herein as therein.


         Lessee shall provide and pay for all maintenance of and repairs to the Premises necessary to keep the Premises in good condition or in as good a condition as the Premises were at the beginning of the Term or may be put in thereafter (damage from taking or casualty or reasonable wear and tear only excepted). Such repairs and maintenance shall include but not be limited to the following:

         A. The maintenance and repair of any plumbing systems within the Premises (and serving solely the Premises), and the repair of any damage to the Premises or to the Building caused by the malfunction of such plumbing systems;

         B. The maintenance and repair of all electrical wiring, outlets, switches and light fixtures within the Premises (and serving solely the Premises);

         C. The maintenance and repair of all hardware within the Premises;

         D. The maintenance and repair of all walls, doors, ceilings, and floors.

         E. The replacement of fluorescent light tubes and ballasts. This service is available through Building management on a time and materials basis.

                                    EXHIBIT F

                              PERMITTED FLOOR LOAD

                     (Sheet attached depicts the permitted
                          floor load of the Premises)

                                    EXHIBIT G

            SCHEDULE OF LESSOR'S WORKING DRAWINGS APPROVED BY LESSEE

                                 (see attached)


                (Schedule attached depicts the Lessor's working
                         drawings as approved by Lessee)